Exhibit 10.01

The

Education Management LLC

Retirement Plan

(As Amended and Restated January 1, 2006)

The

Education Management LLC

Retirement Plan

(As Amended and Restated Effective as of January 1, 2006)

Table of Contents

ARTICLE I INTRODUCTION		1

ARTICLE II DEFINITIONS		2

2.1	“Account”	2
2.2	“Actual Contribution Percentage” or “ACP”	2
2.3	“Actual Contribution Percentage Test” or “ACP Test”	3
2.4	“Actual Deferral Percentage” or “ADP”	3
2.5	“Actual Deferral Percentage Test” or “ADP Test”	4
2.6	“Affiliated Employer”	4
2.7	“Annual Additions”	4
2.8	“Beneficiary”	5
2.9	“Benefit Commencement Date”	5
2.10	“Board”	5
2.11	“Break-in-Service”	5
2.12	“Catch-Up Contributions”	6
2.13	“Code”	6
2.14	“Compensation”	6
2.15	“Direct Rollover”	7
2.16	“Distributee”	7
2.17	“EDMC”	7
2.18	“EDMC Stock”	7
2.19	“EDMC Stock Fund”	7
2.20	“Effective Date”	7
2.21	“Eligible Employee”	8
2.22	“Eligible Rollover Distribution”	8
2.23	“Eligible Retirement Plan”	8
2.24	“EM LLC”	9
2.25	“Employee”	9
2.26	“Employee Contributions Account”	9
2.27	“Employer”	10
2.28	“Employer Contributions Account”	10
2.29	“Employer Contributions”	10
2.30	“Employment Commencement Date”	10
2.31	“Entry Date”	10
2.32	“ERISA”	10
2.33	“ESOP”	10
2.34	“ESOP Account”	11

i

2.35	“ESOP Contributions”	11
2.36	“Excess Aggregate Contributions”	11
2.37	“Excess Contributions”	11
2.38	“Excess Deferrals”	11
2.39	“FMLA”	11
2.40	“401(k) Contributions”	11
2.41	“Highly Compensated Employee”	11
2.42	“Hours of Credited Service”	12
2.43	“Hours of Service”	12
2.44	“Indirect Rollover”	12
2.45	“Inactive Participant”	12
2.46	“Investment Option”	13
2.47	“IRS”	13
2.48	“Matching Contribution”	13
2.49	“Non-Highly Compensated Employee”	13
2.50	“Normal Retirement Age”	13
2.51	“Participant”	13
2.52	“Participating Employers”	13
2.53	“Participating ESOP Employer”	13
2.54	“Plan”	13
2.55	“Plan Administrator”	13
2.56	“Plan Manager”	13
2.57	“Plan Year”	13
2.58	“Prior Plan Contributions Account”	13
2.59	“Profit Sharing Contributions”	13
2.60	“Qualified Domestic Relations Order” or “QDRO”	13
2.61	“Qualified Hurricane Distribution”	13
2.62	“Qualified Non-Elective Contributions”	14
2.63	“REA”	14
2.64	“Retirement Committee”	14
2.65	“Recordkeeper”	14
2.66	“Rollover Contributions”	14
2.67	“Salary Deferral Agreement”	14
2.68	“Sponsor”	14
2.69	“Totally and Permanently Disabled”	14
2.70	“Trust”	14
2.71	“Trust Agreement”	14
2.72	“Trustee”	14
2.73	“Valuation Date”	14
2.74	“Year of Service”	14

ARTICLE III PARTICIPATION		16

3.1	Commencement of Participation	16
3.2	Termination of Participation	16
3.3	Reemployment of Former Employees and Former Participants	16

3.4	Change to Ineligible Status	17

ARTICLE IV CONTRIBUTIONS		18

4.1	Employee Contributions	18
4.2	Employer Contributions	20
4.3	Maximum Contributions	22
4.4	Actual Deferral Percentage Test	24
4.5	Actual Contribution Percentage Test	26
4.6	Return of Contributions	29

ARTICLE V VESTING		30

5.1	Vesting in Employee Contributions Account	30
5.2	Vesting in Employer Contributions Account	30
5.3	Vesting in Prior Plan Contributions	30
5.4	Forfeitures	30
5.5	Use of Forfeitures	31

ARTICLE VI INVESTMENT OF ACCOUNTS		32

6.1	Investment Options	32
6.2	Investment Elections	32
6.3	Responsibility for Investment Elections	33
6.4	Participant's Risk	33
6.5	Limitations on Investments	33
6.6	Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers	34
6.7	Investment Elections as to ESOP Account	34

ARTICLE VII VALUATION OF ACCOUNTS		35

7.1	Valuation of Investment Options	35
7.2	Valuation of Participants’ Accounts	35
7.3	Participant Statements	35

ARTICLE VIII IN-SERVICE WITHDRAWALS AND LOANS		36

8.1	Withdrawals Other than Hardship Withdrawals	36
8.2	Hardship Withdrawals	36
8.3	Qualified Hurricane Distributions	38
8.4	Additional Rules	39
8.5	Loans	39

8.6	Withdrawal of After-Tax Contributions	44

ARTICLE IX BENEFITS		45

9.1	Retirement	45
9.2	Total and Permanent Disability	45
9.3	Death	45
9.4	Severance from Employment	46
9.5	Application for Benefits	47
9.6	Commencement of Benefits	47
9.7	Automatic Payments for Small Accounts	48
9.8	Direct Rollover	48
9.9	Put Option	49
9.10	Required Minimum Distributions	49
9.11	Definitions	52

ARTICLE X TRUST FUND		53

10.1	Trust	53
10.2	Removal or Resignation	53
10.3	Exclusive Benefit	53

ARTICLE XI ADMINISTRATION OF THE PLAN		54

11.1	Plan Administrator	54
11.2	Retirement Committee	55
11.3	Named Fiduciary; Allocations and Delegations of Fiduciary Responsibility	55
11.4	Plan Manager	56
11.5	Appointment of Investment Manager	56
11.6	Limitation of Liability	57
11.7	Indemnification	57
11.8	Conformity with ERISA	57
11.9	Administrative Expenses	58
11.10	Correction of Errors	58

ARTICLE XII CLAIMS AND APPEALS PROCEDURES		59

12.1	In General.	59
12.2	Claim	59
12.3	Denial	59
12.4	Appeal	60
12.5	Decision on Appeal	60

ARTICLE XIII AMENDMENT AND TERMINATION		62

13.1	Amending the Plan	62
13.2	Terminating the Plan	62
13.3	Merger, Consolidation, or Transfer	63

ARTICLE XIV TOP-HEAVY		64

14.1	Effect of a Determination of Top-Heaviness	64
14.2	Definitions	64
14.3	Special Rules	66

ARTICLE XV MISCELLANEOUS		67

15.1	Benefits Payable from the Trust Fund	67
15.2	Elections	67
15.3	No Right to Continued Employment	67
15.4	Inalienability of Benefits and Interest; Qualified Domestic Relations Orders	67
15.5	Exclusive Benefit	68
15.6	Address of Record	69
15.7	Payments To Minors	69
15.8	Headings	69
15.9	Use of Masculine/Feminine; Singular/Plural	69
15.10	Payment of Expenses	69
15.11	Tax Status of the Plan	69
15.12	Law Governing the Plan	70
15.13	Unclaimed Payments	70
15.14	Statute of Limitations	70
15.15	Personal Right	70
15.16	Determination of Payee	70
15.17	Incorporation of Documents	71
15.18	Invalid Provisions	71
15.19	Rights of Reemployed Veterans	71
15.20	Use of Electronic Media; Adjustment of Certain Time Periods	71

APPENDIX A:	Participating Employers As Of January 1, 2006

APPENDIX B:	Investment Options Effective January 1, 2006

APPENDIX C:	Testing Elections

APPENDIX D:	Special ESOP Provisions

v

ARTICLE I

INTRODUCTION

Education Management Corporation (“EDMC”) first established the Education Management Corporation Retirement Plan (the “Plan”) effective as of January 1, 1979. On April 1, 1999, EDMC merged the Education Management Corporation Employee Stock Ownership Plan (the “ESOP”) with and into the Plan in order to simplify the administration of retirement benefits. On June 1, 2006, EDMC transferred all of EDMC’s operations, assets, liabilities, and obligations, including sponsorship of the Plan, to Education Management LLC (“EM LLC”), as a newly created, wholly-owned subsidiary of EDMC. Accordingly, EDMC sponsored this amended and restated Plan from January 1, 2006 through May 31, 2006, and EM LLC assumed sponsorship of the Plan on June 1, 2006.

The Plan has been, and will be, maintained solely for the benefit of eligible employees of EDMC, EM LLC, and Participating Employers. The Plan was, and is, intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, as a profit sharing plan with a cash-or-deferred arrangement and with, through and until May 31, 2006 and to the extent of the ESOP Accounts, a stock bonus plan feature.

The Plan is hereby amended and restated, in its entirety, effective as of January 1, 2006. This amended and restated Plan generally applies only to Participants who have at least one hour of service on or after January 1, 2006 and to inactive Participants who have an Account balance under the Plan. The rights of any person, who did not, or does not, have an hour of service, or of any person who had, but no longer has, an Account balance, under the Plan on or after January 1, 2006, shall generally be determined in accordance with the terms of the Plan in effect on the date for which such person was last credited with an hour of service, or last had an Account balance under the Plan.

ARTICLE II

DEFINITIONS

2.1	“Account” means the separate recordkeeping account maintained for each Participant which represents his or her total proportionate interest in the Trust and which consists of the sum of the Participant’s Employee Contributions Account, Employer Contributions Account, Prior Plan Contributions Account, and ESOP Account.

2.2	“Actual Contribution Percentage” or “ACP” means, for a specified group of Eligible Employees for a Plan Year, the average of the contribution percentages, as defined below in this Section, of the Eligible Employees in the group. For purposes of this Section, all averages shall be calculated to the nearest one-hundredth of one percent (.01%).

(a)	An Eligible Employee’s contribution percentage shall be calculated by dividing his or her Compensation into the sum of:

(1)	subject to subsections (b) and (c) below, any Matching and Catch-Up Matching Contributions made on an Eligible Employee’s behalf (and if the Plan is amended to again permit after-tax contributions, an Eligible Employee’s after-tax contributions) for the Plan Year being tested;

(2)	an Eligible Employee’s 401(k) Contributions made for the Plan Year being tested, provided however, the Plan passes the ADP Test before, and after, such 401(k) Contributions are used under this Section; and

(3)	if the Eligible Employee is a Highly Compensated Employee who is eligible to have ACP contributions allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k), that are maintained by the Employer or an Affiliated Employer, the total of such ACP contributions made under each plan and arrangement for such Eligible Employee.

(b)	Notwithstanding the foregoing, if an Eligible Employee’s Matching Contributions, including Catch-Up Matching Contributions, are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions, such Matching Contributions and Catch-Up Matching Contributions shall be excluded from the calculation under this Section.

(c)	For purposes of this Section, Matching Contributions and Catch-Up Matching Contributions shall be taken into account only if:

(1)	such contributions are allocated to the Eligible Employee’s Account as of a date within the Plan Year being tested;

(2)	such contributions are made on account of the Eligible Employee’s 401(k) Contributions for the Plan Year being tested; and

(3)	such contributions are actually paid to the Trustee no later than the last day of the twelve (12) month period immediately following the end of the Plan Year being tested.

(d)	If the Plan must be aggregated with one or more other plans to satisfy the requirements of Code Sections 401(m), 401(a)(4), or 410(b), or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Eligible Employees as if all such plans were a single plan.

2.3	“Actual Contribution Percentage Test” or “ACP Test” means the test described under Section 4.5.

2.4	“Actual Deferral Percentage” or “ADP” means, for a specified group of Eligible Employees, the average of all Eligible Employees’ deferral percentages for the Plan Year being tested. For purposes of this Section, all averages shall be calculated to the nearest one-hundredth of one percent (.01%).

(a)	An Eligible Employee’s deferral percentage shall be calculated by dividing his or her Compensation into the sum of:

(1)	subject to subsections (b) and (c) below, the Eligible Employee’s 401(k) Contributions for the Plan Year being tested;

(2)	if the Eligible Employee is a Highly Compensated Employee, his or her elective deferrals made to any other Code Section 401(k) plan maintained by the Employer or any Affiliated Employer, unless such other plan is required to be disaggregated under Code Section 401(k) regulations; and

(3)	any Qualified Non-Elective Contributions made by the Employer to satisfy the ADP Test.

(b)	Notwithstanding the foregoing, the following amounts shall be excluded from the calculation under this Section: (1) Excess Deferrals of Non-Highly Compensated Employees that arise solely from 401(k) Contributions, (2) excess deferrals of Non-Highly Compensated Employees that arise solely from elective deferrals to any other plan sponsored by the Sponsor, and (3) 401(k) Contributions that are taken into account in the Actual Contribution Percentage Test.

(c)	A 401(k) Contribution shall be taken into account for purposes of determining the Actual Deferral Percentage for a Plan Year only if:

(1)	the 401(k) Contribution is allocated to the Eligible Employee’s 401(k) Contributions Account as of a date within that Plan Year; and

(2)	the 401(k) Contribution relates to Compensation that either (i) would have been received by the Eligible Employee in that Plan Year but for his or her election to defer that Compensation or (ii) is attributable to services performed by the Eligible Employee in that Plan Year and, but for the Eligible Employee’s election to defer, would have been received by the Eligible Employee within two and one-half (2 1/2) months after the close of the Plan Year.

For purposes of this subsection (c), a 401(k) Contribution is considered to be allocated as of a date within a Plan Year only if: (i) the allocation is not contingent upon the Eligible Employee’s participation in the Plan or the performance of services on any date after that date and (ii) the 401(k) Contribution is actually paid to the Trustee no later than the end of the twelve (12)-month period immediately following the Plan Year to which the 401(k) Contribution relates.

2.5	“Actual Deferral Percentage Test” or “ADP Test” means the test described under Section 4.4.

2.6	“Affiliated Employer” means:

(a)	any corporation, other than the Sponsor, which together with the Sponsor is a member of a “controlled group” of corporations (as defined in Code Section 414(b));

(b)	any organization which together with the Sponsor is under “common control” (as defined in Code Section 414(c));

(c)	any organization which together with the Sponsor is an “affiliated service group” (as defined in Code Section 414(m)); or

(d)	any other entity required to be aggregated with the Sponsor pursuant to regulations under Code Section 414(o).

Notwithstanding the foregoing, the modifications provided for in Code Section 415(h) shall be taken into account for purposes of determining whether an entity is an Affiliated Employer when applying Code Section 415.

2.7	“Annual Additions” means the sum of:

(a)	all contributions, except for Catch-Up Contributions and Rollover Contributions, made by, or on behalf of, the Participant to all plans maintained by the Employer and/or any Affiliated Employer, which include 401(k) Contributions, Matching Contributions, Catch-Up Matching Contributions, and Profit-Sharing Contributions;

(b)	all after-tax contributions, exclusive of any Rollover Contributions; and

(c)	all forfeitures, if applicable, that have been allocated to the Participant’s Accounts under this Plan or to his or her accounts under any other defined contribution plan that is qualified under Code Section 401(a).

Any Excess Contributions distributed under Section 4.4 and any Excess Aggregate Contributions forfeited under Section 4.5 shall be included as an Annual Addition for the year allocated. However, any loan repayments made by the Participant, under Article VIII, and any Excess Deferrals timely distributed from the Plan, under Section 4.3, shall not be included as an Annual Addition. The determination of a Participant’s Annual Addition shall be made in a way that is consistent, and in accordance, with Code Section 415 and regulations issued thereunder.

2.8	“Beneficiary” means the person designated by a Participant under Section 9.3 to receive the vested balance of the Participant’s Account in the event of the Participant’s death. Notwithstanding any contrary provision herein, if a Participant has submitted multiple Beneficiary designations, the controlling Beneficiary designation shall be the designation last submitted by the Participant in accordance with Section 9.3.

2.9	“Benefit Commencement Date” means the day on which the Participant (or other payee) receives a total distribution of his vested Account, or, if applicable, the first day of the first period for which benefits begin in the form of an annuity, as determined under Code Section 417(f)(2).

2.10	“Board” means the Board of Directors of the Sponsor. Notwithstanding the foregoing, to the extent a subsidiary or a related entity is required to act, the “Board” also shall mean the governing body of that entity.

2.11	“Break-in-Service” means the applicable twelve (12) month period during which an Employee is credited with less than 100 Hours of Credited Service.

(a)	Notwithstanding any contrary provision herein, absences for purposes which under the Family and Medical Leave Act of 1993, or other applicable law not pre-empted by ERISA, give an Employee the right to retain previously-earned Years of Service, shall not cause or be considered a part of a Break-in-Service to the extent necessary for such Years of Service to be retained.

(b)	Solely for the purpose of determining whether an Employee has a Break-in-Service, an Employee who is absent from work for maternity or paternity reasons shall receive Hours of Credited Service, to the extent not already credited, which otherwise would have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service (not Hours of Credited Service) per day of such absence; provided, however, that no more than 100 Hours of Credited Service shall be credited pursuant to this Section. An absence from work for maternity or paternity reasons means an absence due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with such child’s adoption by the Employee, or caring for such child immediately following such birth or placement.

Hours of Credited Service credited under this section shall be credited: (1) in the Plan Year during which the absence begins, if crediting is necessary to prevent a Break-in-Service in that period or (2) in all other cases, in the following Plan Year. The Plan Administrator may request that the Employee furnish any information the Plan Administrator may require to establish that the absence is for a permitted reason hereunder and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no Hours of Credited Service shall be credited pursuant to this Section.

2.12	“Catch-Up Contributions” means the voluntary, pre-tax contributions made by a Participant pursuant to Section 4.1(b).

2.13	“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes.

2.14	“Compensation” means, subject to the subsections of this Section, amounts that are actually paid to an Employee during the Plan Year that are “wages” within the meaning of Code Section 3401(a) and includes all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(a)	Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits.

(b)	A Participant’s deferred compensation shall be included and excluded from Compensation as described under this subsection. A Participant’s employee contributions to The Education Management Corporation Deferred Compensation Plan (and its successor plan) shall be: (1) included as Compensation for purposes of determining the amount of Employer Contributions and Employee Contributions hereunder and (2) excluded from Compensation for all other Plan purposes. All employer contributions made to The Education Management Corporation Deferred Compensation Plan (and its successor plan) on a Participant’s behalf and all other forms of deferred compensation shall be excluded for all Plan purposes, including for purposes of determining the amount of any contribution hereunder.

(c)	Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 401(k), 402(e)(3), 402(h), and 403(b).

(d)	The annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed two hundred and twenty thousand dollars ($220,000). For the Plan Year starting on January 1, 2007, the foregoing annual limitation shall be two hundred and twenty-five thousand dollars ($225,000). The annual Compensation limit for a specific Plan Year under this section shall be automatically adjusted to the then applicable limit under Code Section 401(a)(17). If the Plan Year for determining Compensation is a short Plan Year, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

2.15	“Direct Rollover” means:

(a)	with respect to a Rollover Contribution, an Eligible Rollover Distribution that is transferred directly from an Eligible Retirement Plan to this Plan, in a trustee to Trustee transfer; or

(b)	with respect to a distribution from the Plan under Article IX, a distribution that is transferred directly from this Plan to an Eligible Retirement Plan, on behalf of a Distributee, in a Trustee to trustee transfer.

2.16	“Distributee” means a Participant, the Participant’s surviving Spouse, or a former spouse who is an alternate payee under a “qualified domestic relations order” described in Code Section 414(p) and ERISA Section 206(d).

2.17	“EDMC” means Education Management Corporation.

2.18	“EDMC Stock” means the common stock of EDMC, which is intended to be “employer securities” within the meaning of Code Section 409(l) and “qualifying employer securities” under the meaning of ERISA Section 407(d)(5).

2.19	“EDMC Stock Fund” means unitized fund which is designed to, and does, invest in EDMC Stock.

2.20	“Effective Date” means January 1, 2006, which is the effective date of this amended and restated Plan. The original effective date of the Plan is January 1, 1979 and has been amended and restated from time to time with this version being the most recently amended and restated version.

2.21	“Eligible Employee” means any Employee who is classified by the Employer as a full-time or part-time employee on its payroll records. Notwithstanding the foregoing, an Eligible Employee shall not include any individual who is:

(a)	classified by the Employer as an independent contractor;

(b)	included in a group of employees covered by a collective bargaining agreement, unless the collective bargaining agreement specifically provides for participation in this Plan;

(c)	a student or a model;

(d)	a casual or a leased employee;

(e)	an adjunct faculty member; or

(f)	classified with a status code of “L4” on the Employer’s payroll records.

2.22	“Eligible Rollover Distribution” means a distribution of all, or any portion, of the Distributee’s Account, except that an Eligible Rollover Distribution shall not include:

(a)	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten (10) years or more;

(b)	any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)	any amount that is distributed on account of a hardship (not including a Qualified Hurricane Distribution); and

(d)	any other distributions which are excluded pursuant to IRS regulations or other IRS pronouncements.

2.23	“Eligible Retirement Plan” means any of the following:

(a)	an individual retirement account or annuity described in Code Sections 408(a) and 408(b);

(b)	an annuity plan described in Code Section 403(a);

(c)	a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution;

(d)	an annuity contract described in Code Section 403(b); and

(e)	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

2.24	“EM LLC” means Education Management LLC.

2.25	“Employee” means a common law employee of the Employer who performs compensated services for the Employer as such. It is expressly intended that any person who is not carried on the Employer’s payroll records as an employee be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency.

The term “Employee” shall not include independent contractors and leased employees. For purposes of the preceding sentence, “leased employee” shall have the meaning as set forth in Code Section 414(n)(2) and shall mean any person who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the recipient of such services.

2.26	“Employee Contributions Account” means the separate recordkeeping account maintained for each Participant which represents his or her total proportionate interest in the Trust and which consists of the sum of the following subaccounts:

(a)	“401(k) Contributions Account” means the subaccount established in the name of each Participant to which the Participant’s 401(k) Contributions and Catch-Up Contributions, including related investment gains and losses, are credited. A Participant’s 401(k) Contributions Account shall include any elective deferrals, and catch-up contributions under Code Section 414(v), transferred from another qualified retirement plan to this Plan, on behalf of the Participant, as a result of such plan merging with and into this Plan.

(b)	“After-Tax Contributions Account” means the subaccount established in the name of each Participant to which after-tax contributions were credited and to which related investment gains and losses are credited. A Participant’s After-Tax Contributions Account shall include any after-tax contributions transferred from another qualified retirement plan to this Plan, on behalf of the Participant, as a result of such plan merging with and into this Plan.

(c)	“Rollover Contributions Account” means the subaccount established in the name of each Participant to which Participant Rollover Contributions, including related investment gains and losses, are credited. A Participant’s Rollover Contributions Account shall include any rollover contributions transferred from another qualified retirement plan to this Plan, on behalf of the Participant, as a result of such plan merging with and into this Plan.

(d)	“Qualified Non-Elective Contributions Account” means the subaccount established in the name of each Participant to which, Qualified Non-Elective Contributions, if any, including related investment gains and losses, are credited. A Participant’s Qualified Non-Elective Contributions Account shall include any qualified non-elective contributions transferred from another qualified retirement plan to this Plan, on behalf of the Participant, as a result of such plan merging with and into this Plan.

2.27	“Employer” means: (a) prior to June 1, 2006, EDMC or one of the other Participating Employers that employs a particular Employee and (b) on and after June 1, 2006, EM LLC or one of the other Participating Employers that employs a particular Employee.

2.28	“Employer Contributions Account” means the separate recordkeeping account maintained for each Participant which represents his or her total proportionate interest in the Trust and which consists of the sum of the following subaccounts:

(a)	“Matching Contributions Account” means the subaccount established in the name of each Participant to which Matching Contributions and Catch-Up Matching Contributions made on behalf of the Participant, including related investment gains and losses, are credited. A Participant’s Matching Account shall include any matching or nonelective contributions transferred from another qualified retirement Plan, on behalf of the Participant, as a result of such plan merging with and into this Plan. In addition a Participant’s Matching Account shall include Matching Contributions that are made in EDMC Stock.

(b)	“Profit Sharing Contributions Account” means the subaccount established in the name of each Participant to which Profit Sharing Contributions made by the Employer on behalf of such Participant, including related investment gains and losses, are credited.

2.29	“Employer Contributions” means the contributions made by the Employer pursuant to Section 4.2.

2.30	“Employment Commencement Date” means the date on which the employee first performs an Hour of Service.

2.31	“Entry Date” means the first of each month.

2.32	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements, or supersedes the prior law.

2.33	“ESOP” means the portion of the Plan, described at Appendix D, represented by the aggregate of each Participant’s ESOP Account, which is described at Appendix D and which is intended to be an employee stock ownership plan, satisfying the requirements of Code Section 4975(e)(7).

2.34	“ESOP Account” means the account established in the name of each Participant to which ESOP Contributions are made by the Employer on behalf of such Participant. A Participant’s ESOP Account also shall include related investment gains and losses.

2.35	“ESOP Contributions” means the discretionary contributions made by the Sponsor under Appendix D, except that as of June 1, 2006, no such contributions may be made to the Plan.

2.36	“Excess Aggregate Contributions” means the excess Matching Contributions, including Catch-Up Matching Contributions, required to be distributed under Section 4.5(c) for the Plan to pass the ACP Test.

2.37	“Excess Contributions” means the excess amounts required to be distributed under Section 4.4(c) for the Plan to pass the ADP Test.

2.38	“Excess Deferrals” means the excess 401(k) Contributions made by a Participant, as described under Section 4.3(a).

2.39	“FMLA” means the Family and Medical Leave Act of 1993, as amended.

2.40	“401(k) Contributions” means the elective deferrals made by a Participant pursuant to Section 4.1.

2.41	“Highly Compensated Employee” means any Employee who performs service for the Employer or an Affiliated Employer during the determination year and who (a) during the determination year or the look-back year was a five percent (5%) owner (as defined in Code Section 416(i)(1)) of an Employer or an Affiliated Employer or (b) during the look-back year, received Compensation from the Employer or an Affiliated Employer in excess of the dollar limit in effect for such look-back year under Code Section 414(q)(1)(B)(i), as adjusted by the IRS pursuant to Code Section 414(q). The limit in effect under Code Section 414(q)(1)(B)(i) for look-back years ending December 31, 2005 and 2006 is one hundred thousand dollars ($100,000). For purposes of this Section, the “determination year” shall be the Plan Year and the “look-back year” shall be the twelve (12)-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the total Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder. Non-resident aliens who have no U.S.-source income shall not be taken into account when applying this definition.

To the extent required by applicable law, a Highly Compensated Employee shall also include a highly compensated former employee, who: (a) is any employee who separated from service (or was deemed to have separated from service) prior to the determination year, (b) performs no service for an Employer or an Affiliated Employer during the determination year, and (c) was a Highly Compensated Employee for either the separation year or any determination year ending on or after such Employee’s fifty-fifth (55th) birthday.

2.42	“Hours of Credited Service” means the number of hours with which an Employee is credited, in accordance with this Section, for the purposes of determining his or her Years of Service.

(a)	Full-Time Employees. Full-time Employees shall be credited with forty-five (45) Hours of Credited Service for each week in which they receive credit for one Hour of Service. A full-time Employee for this purpose is an Employee who is classified by the Employer as a full-time employee on its payroll records.

(b)	Part-Time Faculty. Part-time faculty shall be credited with 1.88 Hours of Credited Service for each one hour of actual classroom time. For this purpose, a part-time faculty Employee is any Employee who is classified by the Employer as a part-time faculty member on its payroll records.

(c)	Other Part-Time Employees. Part-time Employees, other than faculty, shall be credited with an Hour of Credited Service for each Hour of Service he or she receives credit.

(d)	Employees who are not Eligible Employees. Employees who are not Eligible Employees shall be credited with actual Hours of Service.

2.43	“Hours of Service” means each hour for which an Employee is paid by, or entitled to payment from, an Employer and/or an Affiliated Employer for the performance of duties or service. Hours of Service shall include hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer and/or an Affiliated Employer. By way of example, and not limitation, Hours of Service shall include hours for which an Employee is paid, or entitled to payment when he or she is absent due to vacation, holiday, illness, layoff, jury duty, military service, and leave of absence. The number of Hours of Service an Employee shall receive under this Section shall be equal to the number of hours he or she is regularly scheduled to work in such period. Notwithstanding the foregoing, Hours of Service shall not include payments made solely to comply with workers’ compensation, unemployment compensation, or disability insurance laws, and payments that reimburse a Participant for medical expenses, do not result in credit for Hours of Service. For purposes of determining an Employee’s Hour of Service, this section is to be interpreted in accordance with Department of Labor Regulation Sections 2530.200b-2(b), (c), and (d), which regulations are incorporated herein by reference.

2.44	“Indirect Rollover” means a Rollover Contribution that is not a Direct Rollover.

2.45	“Inactive Participant” means an individual whose active participation in the Plan has ceased in accordance with Section 3.2(a).

2.46	“Investment Option” means each separate investment option in which a Participant invests, or may invest, any portion of his or her Account pursuant to Article VI.

2.47	“IRS” means the Internal Revenue Service.

2.48	“Matching Contribution” means the contributions made by the Employer pursuant to Section 4.2(a).

2.49	“Non-Highly Compensated Employee” means those Employees who are not Highly Compensated Employees.

2.50	“Normal Retirement Age” means age sixty-five (65).

2.51	“Participant” means an Eligible Employee who becomes a Participant in accordance with Article III.

2.52	“Participating Employers” means those employers listed in Appendix A to the Plan, as amended from time to time.

2.53	“Participating ESOP Employer” means those Participating Employers who are designated as “Participating ESOP Employers” on Appendix A.

2.54	“Plan” means: (a) prior to June 1, 2006, the Education Management Corporation Retirement Plan, as amended from time to time, and (b) on and after June 1, 2006, the EM LLC Retirement Plan, as amended from time to time.

2.55	“Plan Administrator” means: (a) prior to June 1, 2006, EDMC and (b) on and after June 1, 2006, EM LLC.

2.56	“Plan Manager” means the Corporate Benefits Department of the Sponsor.

2.57	“Plan Year” means the calendar year beginning on January 1 and ending on December 31.

2.58	“Prior Plan Contributions Account” means the separate recordkeeping account maintained for each Participant, as applicable, which represents his or her total proportionate interest in the Trust and which consists of the sum of the accounts described on Appendix A not transferred into an existing Plan Account.

2.59	“Profit Sharing Contributions” means the contributions made by the Employer pursuant to Section 4.2(c) of the Plan.

2.60	“Qualified Domestic Relations Order” or “QDRO” means a domestic relations order determined to be qualified in accordance with Section 15.4.

2.61	“Qualified Hurricane Distribution” means a distribution made under Section 8.3 during the period of May 15, 2006 to December 31, 2006.

2.62	“Qualified Non-Elective Contributions” means contributions made by the Employer, if any, pursuant to Section 4.4 to satisfy the ADP Test. Such contributions shall be credited to a Participant’s Employee Contributions Account.

2.63	“REA” means the Retirement Equity Act of 1984, as amended.

2.64	“Retirement Committee” means the Sponsor’s Retirement Committee as appointed by the Board from time to time.

2.65	“Recordkeeper” means the recordkeeper as may be appointed, from time to tome, by the Plan Administrator, pursuant to Article XI.

2.66	“Rollover Contributions” means the contributions made by a Participant pursuant to Section 4.1(c).

2.67	“Salary Deferral Agreement” means the agreements entered into by a Participant, pursuant to Section 4.1(a)(2) of the Plan, for the purpose of making 401(k) Contributions.

2.68	“Sponsor” means: (a) prior to June 1, 2006, EDMC and (b) on and after June 1, 2006, EM LLC.

2.69	“Totally and Permanently Disabled” means either: (a) a determination of disability under the Sponsor’s long-term disability program or plan which entitled such Participant to long-term disability benefits thereunder or (b) in the opinion of a treating physician, that the Participant is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

2.70	“Trust” means the trust which is established as part of this Plan to hold the assets of the Plan and which is governed by the Trust Agreement.

2.71	“Trust Agreement” means the agreement or agreements of trust and/or custodial agreements established as part of this Plan, and any amendments or supplements thereto, under which the assets of the Plan are held and which agreement or agreements from a part of this Plan.

2.72	“Trustee” means any bank, individual, firm, or corporation having fiduciary powers, who is appointed pursuant to Article X to act as trustee or custodian of the Plan’s assets and becomes subject to the terms of the Trust Agreement. As of the Effective Date, Fidelity Management Trust Company is the Trustee.

2.73	“Valuation Date” means each business day and such other dates as may be established by the Plan Administrator from time to time. For purposes of this Section, a business day shall be determined by reference to the Trustee’s business day.

2.74	“Year of Service” means, subject to subsection (b) of this Section, the computation period during which an Employee is credited with at least 900 Hours of Credited Service. The computation period for purposes of this Section shall be determined in accordance with subsection (a) of this Section.

(a)	Computation Period.

(1)	Vesting. For purposes of computing an Employee’s non-forfeitable right to the balance in his or her Employer Contributions Account, Years of Service, including Breaks-in-Service, shall be measured on the Plan Year.

(2)	Eligibility. For eligibility purposes, including eligibility for Matching Contributions, Catch-Up Matching Contributions or Profit Sharing Contributions, the consecutive twelve (12) month period shall be the first twelve (12) month period beginning on the Employee’s date of hire and ending on the first anniversary thereof; except that if the Employee has not completed a Year of Service during such period, the consecutive twelve (12) month period shall be the Plan Year, beginning with the first Plan Year following the year in which such Employee was hired.

(b)	Loss of Years of Service. Notwithstanding any contrary provision herein, if a non-vested Employee incurs at least five (5) consecutive Breaks-in-Service, his or her pre-break Years of Service shall not be counted.

ARTICLE III

PARTICIPATION

3.1	Commencement of Participation

(a) Participant Immediately Prior to Effective Date. Subject to Section 3.2, each Eligible Employee, who was a Participant on the day immediately preceding the Effective Date, shall remain a Participant on and after the Effective Date.

(b) Not a Participant Immediately Prior to Effective Date. Subject to Section 3.2, each Eligible Employee, who was not a Participant on the day immediately preceding the Effective Date, shall become a Participant in the Plan as of the first Entry Date following the later of:

(1) the end of the thirty (30) day period beginning on his or her Employment Commencement Date; or

(2) the date on which he or she submits a properly executed Salary Deferral Agreement in accordance with Section 4.1(a)(2).

Notwithstanding the foregoing, an Eligible Employee shall become a Participant as of the first day he or she has an Account balance.

3.2	Termination of Participation

(a) Termination of Active Participation. A Participant’s active participation shall cease immediately upon the earlier of: (1) the Participant’s ceasing to be an Eligible Employee or (2) the Participant’s severance from employment. Except as may be otherwise expressly provided herein, no further rights or benefits may accrue to such inactive Participant. Unless subsection (b) of this Section applies, a Participant shall become an Inactive Participant upon termination of active participation.

(b) Termination of Inactive Participation. An individual shall no longer be an Inactive Participant once he or she receives a full distribution of his or her Account balance.

3.3	Reemployment of Former Employees and Former Participants

(a) Subject to Section 4.1(a)(2), any person reemployed by an Employer as an Eligible Employee, who was previously a Participant or who was previously eligible to become a Participant, shall become a Participant as soon as administratively practicable following his or her reemployment.

(b) Any person reemployed by an Employer as an Eligible Employee, who was not previously eligible to become a Participant, shall be eligible to become a Participant in accordance with Section 3.1; provided, however, he or she is then an Eligible Employee.

3.4	Change to Ineligible Status

A Participant who remains in the employ of an Employer or a Participating Employer, but ceases to be an Eligible Employee, shall continue to be a Participant of the Plan but shall not be eligible to make or receive any contributions hereunder, including Rollover Contributions, while his or her employment status is other than as an Eligible Employee.

ARTICLE IV

CONTRIBUTIONS

4.1	Employee Contributions

(a) 401(k) Contributions. Subject to the testing limitations of this Article IV, an Eligible Employee who becomes or who became a Participant in accordance with Article III, may elect to reduce his or her Compensation, for each payroll period, in an amount equal to any whole percentage from one percent (1%) to ninety-nine percent (99%) of such Eligible Employee’s Compensation, less applicable withholdings and deductions, and have that amount contributed to the Plan by the Employer as his or her “401(k) Contributions”. However, in no event may a Participant’s 401(k) Contributions exceed the dollar limits set forth in Section 4.1(a)(1).

(1) Dollar Limit on 401(k) Contributions. Notwithstanding any contrary provision herein, a Participant’s total 401(k) Contributions, for the calendar year, shall not exceed the lesser of:

(A) the dollar limitation set forth in Code Section 402(g), as increased by the IRS from time to time; or

(B) an amount equal to the maximum contribution percentage permitted under Section 4.1(a) multiplied by his or her Compensation.

The dollar limitation under Code Section 402(g) for the calendar year ending December 31, 2006 is $15,000 and the limit as adjusted by the IRS for the calendar year ending December 31, 2007 is $15,500. A Participant shall not be permitted to make any additional 401(k) Contributions during the remainder of the calendar year once he or she has contributed the maximum dollar amount set forth in this Section.

(2) Salary Deferral Agreement. In general, each Participant must return a properly executed Salary Deferral Agreement to the Plan Administrator, or its delegate, in order to make, modify, or terminate 401(k) Contributions. The Salary Deferral Agreement must be executed and submitted, and shall become effective, in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegate. The Salary Deferral Agreement, at a minimum, must require the Eligible Employee (or Participant, if changing a prior agreement) to state the percentage by which he or she agrees to have his or her Compensation reduced and remitted to the Trustee as a 401(k) Contribution. In addition, the Salary Deferral Agreement may contain any additional terms and conditions as the Plan Administrator, or its delegate, shall require from time to time.

(A) Initial Salary Deferral Agreement. In accordance with procedures established, and uniformly applied, by the Plan Administrator, or its delegate, each Eligible Employee must return a properly executed Salary Deferral Agreement to the Plan Administrator, or its delegate, in order to begin 401(k) Contributions. A Salary Deferral Agreement entered into under this subsection (A) shall remain in effect until amended or terminated under subsections (B) or (C) below.

(B) Amendment or Termination by Participant. Each Participant may amend or terminate his or her Salary Deferral Agreement at any time and in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegate. Such amendment or termination shall remain in effect until amended or terminated under this subsection or under subsection (C) below.

(C) Amendment or Termination by the Plan Administrator. The Plan Administrator, or its delegate, may amend or terminate the Salary Deferral Agreement, at any time, if the Plan Administrator, or its delegate, determines that such an amendment or termination is appropriate to: (i) ensure that the testing limitations of this Article IV and Article XIV are met for any Plan Year and (ii) prevent the Participant from exceeding the dollar limit for 401(k) Contributions set forth under Section 4.1(a)(1). Notwithstanding the foregoing, if a Participant’s Salary Deferral Agreement is amended under this subsection (C), the Participant’s Salary Deferral Agreement, as in effect before application of this subsection, shall again become effective as of the first payroll period of the following calendar year, unless otherwise elected by the Participant.

Any procedures established by the Plan Administrator for the purposes of invoking this subsection (C) shall include procedures for the distribution of 401(k) Contributions, including earnings allocable thereto, in order to comply with Section 4.4 and Code Section 401(k)(8). Such procedures shall be determined by the Plan Administrator, or its delegate, in accordance with Code Section 401(k), including regulations and rulings issued thereunder.

(3) Timing of 401(k) Contributions. A Participant’s 401(k) Contributions shall be paid by the Employer to the Trustee as soon as practicable after the end of each payroll period, but no later than required by applicable law.

(b) Catch-Up Contributions. Each Participant, who has attained age fifty (50), or will attain age fifty (50) by the end of the calendar year, and whose contributions are otherwise limited or restricted under the Plan or the Code, shall be eligible to make Catch-Up Contributions, under the Plan, whether by separate election or otherwise, in accordance with procedures established, and uniformly applied, by the Plan Administrator, subject to the limitations of Code Section 414(v) and the regulations thereunder. Such Catch-Up Contributions shall not be taken into account for purposes of the Plan provisions implementing the required limitations of Code Sections 402(g) and 415. Catch-Up Contributions shall not be considered for purposes of determining Matching Contributions, including Catch-Up Matching Contributions, or for any other Employer Contribution. In addition, the Plan shall not be treated as failing to satisfy the Plan provisions implementing the requirements of Sections 401(k)(3), 410(b), or 416 of the Code, as applicable by reason of making such Catch-Up Contributions.

For purposes of this section, the Catch-Up Contribution Limit shall be five thousand dollars ($5,000) for the Plan Year beginning on January 1, 2006. The Catch-Up Contribution Limit for calendar years commencing on or after January 1, 2007 shall be automatically adjusted to the applicable limit in effect for such calendar year under Code Section 414(v).

(c) Rollover Contributions. In accordance with this Section and its procedures, the Plan Administrator may permit a Participant, but not an Inactive Participant, to make a Rollover Contribution to the Plan. For purposes of this Section, a Rollover Contribution means a Participant’s contribution to the Plan of an Eligible Rollover Distribution received by such Participant from an Eligible Retirement Plan. Rollover Contributions shall be credited to a Participant’s separate Rollover Account.

Rollover Contributions may be made as either a Direct Rollover or an Indirect Rollover. To be accepted as an Indirect Rollover, the Participant must deliver a check to the Plan Administrator by no later than the sixtieth (60th) day after the Participant received the Eligible Rollover Distribution from an Eligible Retirement Plan.

4.2	Employer Contributions

(a) Matching Contributions.

(1) Eligibility for Matching Contributions.

(A) To be eligible to receive a Matching Contribution, a Participant must complete one (1) Year of Service. A Participant who incurs a Break-in-Service after becoming eligible to receive a Matching Contribution shall automatically be eligible to receive a Matching Contribution after such Break-in-Service ends. To receive a Matching Contribution, a Participant must be making 401(k) Contributions.

(B) Regardless of the date on which a Participant completes a Year of Service to become eligible, Matching Contributions shall begin as of the January 1 or the July 1 after the Participant has completed the one (1) Year of Service eligibility condition.

(2) Amount of Matching Contributions. Subject to the limitations in this Article IV and in Article XIV of the Plan, the Employer shall make a Matching Contribution to the Plan equal to 100 percent of the first 3 percent of Compensation deferred as 401(k) Contributions plus 50 percent of the next 3 percent of Compensation deferred as 401(k) Contributions. The amount of the Matching Contribution is demonstrated in the following schedule:

401(k) Contributions (as a percentage of Compensation)	Match (as a percentage of Compensation)
1%	1%
2%	2%
3%	3%

401(k) Contributions (as a percentage of Compensation)	Match (as a percentage of Compensation)
4%	3.5%
5%	4%
6% - 99%	4.5%

A Participant’s 401(k) Contributions in excess of six percent (6%) of Compensation shall not be eligible for a Matching Contribution.

(3) Timing of Matching Contributions. Matching Contributions shall be made and calculated separately for each pay period based on each Participant’s 401(k) Contributions and Compensation for that pay period.

(4) Medium of Matching Contribution. The Plan Administrator, in its sole discretion, may cause Matching Contributions to be made in either cash or in EDMC Stock. Notwithstanding anything herein to the contrary, all Matching Contributions made on or after June 1, 2006 shall be made in cash.

(b) Catch-Up Matching Contributions.

(1) Eligibility for Catch-Up Matching Contributions. A Participant shall be eligible for Catch-Up Matching Contributions (which shall be made to a Participant’s Matching Contributions Account) if he or she has been receiving Matching Contributions during the calendar year and if:

(A) the Participant has maintained a rate of 401(k) Contributions of at least six percent (6%) of his or her Compensation during the calendar year; and

(B) the Participant’s 401(k) Contributions cease because he or she has reached the dollar limit under Code Section 402(g).

For purposes of this Section, a Participant will be considered to have maintained a rate of 401(k) Contributions of at least six percent (6%) of his or her Compensation only if he or she began making 401(k) Contributions on the date the Participant first became eligible to make 401(k) Contributions (during that calendar year) and he or she continued making 401(k) Contributions (at a rate of no less than six percent (6%)) through each successive pay period and ending as of the pay period in which such Participant’s 401(k) Contributions cease.

(2) Amount of Catch-Up Matching Contributions. The amount of the Catch-Up Matching Contributions shall be equal to whatever additional amount is necessary to provide the Participant with the maximum Matching Contributions that could have been made to his or her Matching Contributions Account for that calendar year. For purposes of the calculation hereunder, the formula assumes that the Participant would have continued making 401(k) Contributions at a rate of six percent (6%) through the end of the calendar year.

(3) Timing of Catch-Up Matching Contributions. Notwithstanding any contrary provision herein, the Employer shall make Catch-Up Matching Contributions to a Participant’s Matching Contributions Account, by the due date, including extensions, of the Sponsor’s federal income tax return for the tax year in which the applicable calendar year ends.

(4) Medium of Catch-Up Matching Contribution. The Plan Administrator, in its sole discretion, may cause Catch-Up Matching Contributions to be made in either cash or in EDMC Stock. Notwithstanding anything herein to the contrary, all Catch-Up Contributions made on or after June 1, 2006 shall be made in cash.

(c) Profit Sharing Contributions.

(1) Eligibility for Profit Sharing Contributions. If the Employer makes a Profit Sharing Contribution, each Participant, who meets all of the following requirements, shall be eligible for an allocation of such Profit Sharing Contribution:

(A) the Participant is, or has become, eligible to receive Matching Contributions by the last day of that Plan Year;

(B) the Participant completed one (1) Year of Service during that Plan Year; and

(C) the Participant was employed by the Employer on the last day of the Plan Year, retired during the Plan Year, or while employed by the Employer, either became Totally and Permanently Disabled or died during the Plan Year.

(2) Amount of Profit Sharing Contributions. The Employer may, in its sole discretion, make a Profit Sharing Contribution. If made, the Profit Sharing Contribution shall be divided among all Participants who are eligible under Section 4.2(c)(1) to receive an allocation, in proportion to each eligible Participant’s Compensation during that Plan Year.

(3) Timing of Profit Sharing Contributions. Notwithstanding any contrary provision herein, the Employer shall make Profit Sharing Contributions to a Participant’s Profit Sharing Contributions Account, by the due date, including extensions, of the Sponsor’s federal income tax return for the tax year in which the applicable calendar year ends.

(4) Medium of Profit Sharing Contributions. Profit-Sharing Contributions shall be made in cash.

4.3	Maximum Contributions

(a) Excess Deferrals.

(1) In the event that the sum of the 401(k) Contributions and similar contributions to any other qualified defined contribution plan maintained by an Employer or an Affiliated Employer exceed the dollar limitation set forth in Section 4.1(a)(1) for any calendar year, the Participant shall be deemed to have elected a return of 401(k) Contributions in excess of such limit (“Excess Deferrals”) from this Plan. The Excess Deferrals, together with earnings, shall be returned to the Participant by no later than the April 15 following the end of the calendar year in which the Excess Deferrals were made. The amount of Excess Deferrals to be returned for any calendar year shall be reduced by any 401(k) Contributions previously returned to the Participant under Section 4.4 for that calendar year.

(2) If a Participant makes tax-deferred contributions under another defined contribution plan maintained by an employer, other than an Employer or an Affiliated Employer, that is qualified under Code Section 401(a) for any calendar year and those contributions, when added to the Participant’s 401(k) Contributions, exceed the dollar limitation under Section 4.1(a)(1) for that calendar year, the Participant may allocate all or a portion of such Excess Deferrals to this Plan. In that event, such Excess Deferrals, together with earnings, shall be returned to the Participant by no later than the April 15 following the end of the calendar year in which such Excess Deferrals were made. However, the Plan shall not be required to return Excess Deferrals unless the Participant notifies the Plan Administrator, in writing, by March 15 of that following calendar year of the amount of the Excess Deferrals allocated to this Plan. The amount of any such Excess Deferrals to be returned for any calendar year shall be reduced by any 401(k) Contributions previously returned to the Participant under Section 4.4 for that calendar year.

(3) For purposes of this Section, earnings on Excess Deferrals shall be calculated by using any reasonable method that is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year. Earnings shall be calculated through a date that is no earlier than seven (7) days preceding the date such Excess Deferrals are distributed hereunder.

(4) In the event that the sum of a Participant’s Catch-Up Contributions and similar contributions to any other defined contribution plan qualified under Code Section 401(a) and/or plan described in Code Section 403(b) that is maintained by the Employer or an Affiliated Employer exceed the dollar limit on catch-up contributions under code Section 414(v) for any calendar year as in effect for such calendar year, the Participant shall be deemed to have elected a return of the Catch-Up Contributions in excess of the limit under Code Section 414(v) and such amount shall be treated in the same manner as “Excess Deferrals” under this Section.

(b) Maximum Annual Additions.

(1) The Annual Addition to a Participant’s Account, when added to the Participant’s annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or of an Affiliated Employer, for any Plan Year shall not exceed the lesser of:

(A) one hundred percent (100%) of the Participant’s Compensation for that Plan Year; or

(B) forty thousand dollars ($40,000), as adjusted by the IRS pursuant to Code Section 415(d).

(2) For purposes of Code Section 415 and this subsection (b), the Plan Year shall be considered to be the “limitation year”.

(3) If the limit under subsection (1) above is exceeded for any Plan Year as a result of the allocation of forfeitures, an error in estimating the Participant’s Compensation, an error in determining the amount of 401(k) Contributions that may be made on the Participant’s behalf under Code Section 415, or any other facts and circumstances that the Commissioner of the IRS finds justifies relief, the excess amounts otherwise allocable to the Participant’s Account for that Plan Year shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for the Participant, if the Participant is covered by the Plan at the end of that Plan Year. If the Participant is not covered by the Plan at the end of that Plan Year, the excess amounts will be held unallocated in a suspense account for that Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan in accordance with Treasury Regulation Section 1.415-6(b)(6)(i). Excess amounts also may be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants in the Plan.

(4) Any 401(k) Contributions returned to a Participant under this Section shall be disregarded in applying the dollar limitation on 401(k) Contributions under Section 4.1 and in performing the ADP Test.

4.4	Actual Deferral Percentage Test

(a) Each Plan Year, the Plan shall satisfy the ADP Test. The Plan shall satisfy the ADP Test by satisfying either subsections (a)(1) or (a)(2) of this Section. For purposes of this Section, references to Highly Compensated Employees and Non-Highly Compensated Employees are limited to only those Employees who are Eligible Employees.

(1) Unless subsection (2) below is satisfied, the ADP for Highly Compensated Employees, for the Plan Year being tested, shall not be more than the ADP for the Non-Highly Compensated Employees, for the Plan Year being tested, multiplied by 1.25.

(2) Unless subsection (1) above is satisfied, the excess of the ADP for Highly Compensated Employees, for the Plan Year being tested, over the ADP for the Non-Highly Compensated Employees, for the Plan Year being tested, shall not be more than two (2) percentage points, and the ADP for the Highly Compensated Employees for the Plan Year being tested, shall not be more than the ADP for the Non-Highly Compensated Employees, for the Plan Year being tested, multiplied by two (2).

(b) The ADP Test set forth in this Section shall be performed in accordance with Code Section 401(k), the regulations thereunder, and any related IRS pronouncements. The ADP Test set forth in this Section may be performed with prior Plan Year Non-Highly Compensated Employee data, rather than current Plan Year data, if so elected by the Plan Administrator, or its delegate, on behalf of the Employer in accordance with applicable law. Any such election shall be reflected in Appendix C. Notwithstanding the foregoing, the Plan Administrator, or its delegate, may elect to use prior year data only if the Plan has used current year data for each of the preceding five (5) Plan Years, unless either consent to change is obtained from the Commissioner of the IRS or the applicable law changes to remove, or shorten, the five (5) year restriction or applicable law permits otherwise.

If the Eligible Employees, who are eligible to make Employee Contributions under the Plan for all, or a portion, of a Plan Year, include both (1) Eligible Employees who are covered by a collective bargaining agreement between the Employer and a labor organization and (2) Eligible Employees who are not so covered, this Plan will be treated as separate plans (one for the group described in clause (2) and one for each group covered by a separate collective bargaining agreement) for purposes of the test set forth in this Section, such separate treatment shall be effective as of the effective date of the collective bargaining agreement or such other date as permitted by applicable law or regulations and used by the Plan Administrator. Notwithstanding the foregoing, by written notice of the Plan Administrator, or its delegate, to the Recordkeeper, the Plan Administrator, or its delegate, may make an election solely for the purposes of this Section and Section 4.5 to treat two or more groups of Eligible Employees covered by separate collective bargaining agreements as if they were covered by a single collective bargaining agreement, provided that the combinations are determined on a basis that is reasonable and reasonably consistent from Plan Year to Plan Year.

The Plan Administrator, or its delegate, by written notice to the Recordkeeper, may elect to entirely exclude from the ADP Test, or separately perform the ADP Test with respect to, those Eligible Employees who could be excluded from participation under the minimum age and service requirements of Code Section 410(a)(1)(A) (“early participation employees”), other than those early participation employees who are Highly Compensated Employees, to the extent permitted under Code Section 401(k)(3)(F) and Treasury Regulation Section 1.401(k)-2(a)(1)(iii).

(c) The Plan Administrator, or its delegate, may implement rules limiting the 401(k) Contributions which may be made on behalf of some or all Highly Compensated Employees so that the limitation in subsection (a) of this Section is satisfied. If the Plan Administrator, or its delegate, determines that the limitation under subsection (a) of this Section has been exceeded in any Plan Year, the following provisions shall apply:

(1) The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of the Participant’s Compensation. The amount of 401(k) Contributions made by each Highly Compensated Employee in excess of the amount permitted under his or her revised deferral ratio shall be added together. This total dollar amount of excess contributions (“Excess Contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of subsection (2) below.

(2) The 401(k) Contributions of the Highly Compensated Employee with the highest dollar amount of 401(k) Contributions shall be reduced by the lesser of (i) the amount required to cause that Eligible Employee’s 401(k) Contributions to equal the dollar amount of the 401(k) Contributions of the Highly Compensated Employee with the next highest dollar amount of 401(k) Contributions or (ii) an amount equal to the total Excess Contributions. This procedure is repeated until all Excess Contributions are allocated. The amount of Excess Contributions allocated to a Highly Compensated Employee, together with earnings thereon, after being reduced by any 401(k) Contributions previously returned to the Participant under Section 4.3 for the Plan Year being tested, shall be distributed to him or her in accordance with the subsection (3) below.

(3) Excess Contributions, together with earnings thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the Excess Contributions were made, except to the extent such Excess Contributions are classified hereunder as Catch-Up Contributions. To the extent a Highly Compensated Employee has not reached the Plan limit on Catch-Up Contributions, Excess Contributions allocated to such Highly Compensated Employee shall be first reclassified as Catch-Up Contributions. For purposes of this subsection (3), earnings on Excess Contributions shall be calculated by using any reasonable method that is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year. Earnings shall be calculated through a date that is no earlier than seven (7) days preceding the date such Excess Contributions are distributed hereunder.

(d) Notwithstanding any contrary provision herein, if the Plan Administrator, or its delegate, determines that the limitation under subsection (a) of this Section has been exceeded in any Plan Year, the Plan Administrator may cause Qualified Non-Elective Contributions to be made to the Plan on behalf of Participants who are Non-Elective Compensated Employees. If made, Qualified Non-Highly Contributions shall be in an amount sufficient to satisfy the ADP Test and/or the ACP Test. Contributing such Qualified Non-Elective Contributions may be the sole method for ensuring that the ADP Test and/or the ACP Tests are satisfied or such contribution may be used in combination with any other method specified under the Plan for ensuring compliance.

Qualified Non-Elective Contributions, if made, shall be allocated to only those Participants who are Non-Highly Compensated Employees in the ratio which such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. Such contributions shall be credited to a separate account, fully vested when made, and available for in-service withdrawals under the same circumstances in which withdrawals may be made from an Employee Contributions Account under Article VIII.

4.5	Actual Contribution Percentage Test

(a) Each Plan Year, the Plan shall satisfy the ACP Test. The Plan shall satisfy the ACP Test by satisfying either subsections (a)(1) or (a)(2) of this Section. For purposes of this Section, references to Highly Compensated Employees and Non-Highly Compensated Employees are limited to only those Employees who are Eligible Employees.

(1) Unless subsection (2) below is satisfied, the ACP for Highly Compensated Employees, for the Plan Year being tested, shall not be more than the ACP for the Non-Highly Compensated Employees, for the Plan Year being tested, multiplied by 1.25.

(2) Unless subsection (1) above is satisfied, the excess of the ACP for Highly Compensated Employees, for the Plan Year being tested, over the ACP for the Non-Highly Compensated Employees, for the Plan Year being tested, shall not be more than 2 percentage points, and the ACP for the Highly Compensated Employees, for the Plan Year being tested, shall not be more than the ACP for the Non-Highly Compensated Employees, for the Plan Year being tested, multiplied by two (2).

(b) The ACP Test set forth in this Section shall be performed in accordance with Code Section 401(m), the regulations thereunder, and any related IRS pronouncements. The ACP Test set forth in this Section may be performed with prior Plan Year Non-Highly Compensated Employee data, rather than current Plan Year data, if so elected by the Plan Administrator, or its delegate, on behalf of the Employer. Any such election shall be reflected in Appendix C. Notwithstanding the foregoing, the Plan Administrator, or its delegate, may elect to use prior year data only if the Plan has used current year data for each of the preceding five (5) Plan Years, unless either consent to change is obtained from the Commissioner of the IRS or the applicable law changes to remove, or shorten, the five (5) year restriction or applicable law permits otherwise.

If the Eligible Employees, who are eligible to have Matching Contributions made on their behalf under the Plan for all, or a portion of, a Plan Year, include both (1) Eligible Employees who are covered by a collective bargaining agreement between the Employer and a labor organization and (2) Eligible Employees who are not so covered, this Plan will be treated as separate plans (one for the group described in clause (2) and one for each group covered by a separate collective bargaining agreement) for purposes of the test set forth in this Section, such separate treatment shall be effective as of the effective date of the collective bargaining agreement or such other date as permitted by applicable law or regulations and used by the Plan Administrator. Notwithstanding the foregoing, by written notice of the Plan Administrator to the Recordkeeper for the Plan, the Plan Administrator, or its delegate, may make an election solely for the purposes of this Section and Section 4.4 to treat two or more groups of Eligible Employees covered by separate collective bargaining agreements as if they were covered by a single collective bargaining agreement, provided that the combinations are determined on a basis that is reasonable and reasonably consistent from Plan Year to Plan Year.

The Plan Administrator, or its delegate, by written notice to the Recordkeeper, may elect to entirely exclude from the ACP Test, or separately perform the ACP Test with respect to, early participation employees (as defined in Section 4.4), other than those who are Highly Compensated Employees, to the extent permitted under Code Section 401(m)(5)(C) and Treasury Regulation Section 1.401(m)-2(a)(1)(iii).

(c) The Plan Administrator, or its delegate, may implement rules limiting the Matching Contributions, including Catch-Up Matching Contributions, which may be made on behalf of some, or all, Highly Compensated Employees so that the limitation in subsection (a) of this Section is satisfied. If the Plan Administrator, or its delegate, determines that the limitation under subsection (a) of this Section has been exceeded in any Plan Year, the following provisions shall apply:

(1) The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the ACP Test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the ACP Test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of the Participant’s Compensation. The amount of Matching Contributions, including Catch-Up Matching Contributions, made on behalf of each Highly Compensated Employee in excess of the amount permitted under his or her revised contribution ratio shall be added together. This total dollar amount of excess matching contributions (“Excess Aggregate Contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of subsection (2) below.

(2) Matching Contributions and Catch-Up Matching Contributions made on behalf of the Highly Compensated Employee with the highest dollar amount of Matching Contributions, including Catch-Up Matching Contributions, shall be reduced by the lesser of (i) the amount required to cause that Eligible Employee’s total Matching Contributions, including Catch-Up Matching Contributions, to equal the dollar amount of the total Matching Contributions, including Catch-Up Matching Contributions, of the Highly Compensated Employee with the next highest dollar amount of such contributions or (ii) an amount equal to the total Excess Aggregate Contributions. This procedure is repeated until all Excess Aggregate Contributions are allocated. The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee, together with earnings thereon, shall be distributed to him or her in accordance with the provisions of subsection (3) below.

(3) Excess Aggregate Contributions, together with earnings thereon, allocated to a Participant, if he or she is vested in such contributions, shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the Excess Aggregate Contributions were made. However, if the Participant is not vested in such Excess Aggregate Contributions, the amount that would otherwise be paid to him or her under this subsection (3) shall be forfeited and held in a suspense account. For purposes of this subsection (3), earnings on Excess Aggregate Contributions shall be calculated by using any reasonable method that is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year. Earnings shall be calculated through a date that is no earlier than seven (7) days preceding the date such Excess Aggregate Contributions are distributed hereunder.

(d) Notwithstanding any contrary provision herein, if the Plan Administrator, or its delegate, determines that the limitation under subsection (a) of this Section has been exceeded in any Plan Year, the Plan Administrator may cause Qualified Non-Elective Contributions to be made on behalf of certain Participants that are sufficient to satisfy the ADP Test and/or the ACP Test, as described further in Section 4.4(d).

4.6	Return of Contributions

(a) If all or part of the deductions for contributions to the Plan are disallowed by the IRS, the portion of the contributions to which that disallowance applies shall be returned to the Sponsor on behalf of the applicable Employers without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Sponsor on behalf of the Employers are expressly declared to be conditioned upon their deductibility under Code Section 404.

(b) The Sponsor, on behalf of the Employers, may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c) In the event that 401(k) Contributions made under Section 4.1 are returned to an Employer in accordance with the provisions of this Section, the elections to reduce Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The 401(k) Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

ARTICLE V

VESTING

5.1	Vesting in Employee Contributions Account

A Participant shall be immediately, and at all times, one hundred percent (100%) vested in his or her Employee Contributions Account.

5.2	Vesting in Employer Contributions Account

Subject to the provisions of this Article V, a Participant’s interest in the value of his or her Employer Contributions Account shall vest in accordance with the following vesting schedule:

Years of Service	Vested Percentage
Less than 3 years	0%
3 years or more	100%

Notwithstanding the foregoing, a Participant shall become one hundred percent (100%) vested in his or her entire Employer Contributions Account upon his or her: (a) attainment of Normal Retirement Age, (b) death while employed with the Employer, or (c) becoming Totally and Permanently Disabled while employed with the Employer.

5.3	Vesting in Prior Plan Contributions

Notwithstanding any contrary provision herein, Participants shall become vested in any portion of his or her Prior Plan Contributions Account in accordance with the vesting schedule under the Prior Plan. The vesting schedules applicable to Prior Plan Contributions are set forth at Appendix A.

5.4	Forfeitures

(a) Forfeiture Due to Testing and Contribution Limits. A portion, or all, of the Matching Contributions and Catch-Up Matching Contributions shall be forfeited immediately if: (1) the underlying 401(k) Contributions must be returned in order to satisfy the provisions of Code Section 401(k) or 402(g), including Sections 4.3 and 4.4, regardless of whether such Matching Contributions and Catch-Up Matching Contributions are vested or (2) such amounts are not vested and forfeiture is required under Section 4.5 in order for the Plan to satisfy the ACP Test. Vested Matching Contributions and Catch-Up Contributions that are forfeited shall be placed in a suspense account to the extent necessary to satisfy Code Section 415.

(b) Forfeitures Due to Severance From Employment/Break-in-Service. Except as otherwise provided in the immediately following paragraph, after a Participant’s severance from employment, the portion of his or her Employer Contributions Account, which is not vested, shall be forfeited as of the Valuation Date which coincides with, or next follows, the date on which such Participant incurs five (5)

consecutive Breaks-in-Service. Any such Forfeitures, as well as any Forfeitures under the preceding subsections of this Section, shall be transferred to a suspense account and used as of any subsequent Valuation Date to reduce Plan expenses or to reduce Employer Contributions, as determined in the sole discretion of the Plan Administrator or its delegate.

If, after a termination of employment, a Participant who is not fully vested in his or her Accounts receives a distribution of his or her entire vested Account balance before the last day of the second Plan Year that follows the Plan Year of termination (or within such other time period as may be permitted by Code Section 411 and the regulations thereunder), the nonvested portion of his or her Accounts shall be forfeited immediately and applied in the manner described in the preceding paragraph. For purposes of this Article V, a Participant who has a balance in his or her 401(k) Contributions Account immediately prior to a distribution hereunder shall not be considered and shall not be treated as a Participant who is not fully vested in his or her Accounts.

If the Participant is reemployed prior to incurring five (5) consecutive Breaks-in-Service, the forfeited amount shall be restored by means of an Employer Contribution if the Participant repays the entire amount of the prior distribution to the Plan before the fifth (5th) anniversary of his Reemployment Commencement Date. Any such restoration shall be accounted for in the manner determined by the Plan Administrator or its delegate. For purposes of this paragraph, a Participant who has no vested interest in his Account as of his termination of employment shall be deemed to have received a distribution of his entire vested Account balance on his termination date. If such Participant is reemployed prior to incurring five (5) consecutive Breaks-in-Service, the forfeited amount shall be immediately restored as of his Reemployment Commencement Date.

(c) ESOP Account. Notwithstanding any contrary provision herein, if any portion of the Participant’s ESOP Account is forfeited hereunder, such Forfeitures shall first come from the cash in the Participant’s ESOP Account and, second, from EDMC Stock in the Participant’s ESOP Account.

5.5	Use of Forfeitures

To the extent permitted by applicable law, forfeitures under this Article V may be used, at the Plan Administrator’s sole discretion, to pay Plan expenses and/or reduce or supplement Employer Contributions. If forfeitures of EDMC Stock are used towards Employer Contributions, such EDMC Stock may be either allocated in kind or sold, with the proceeds of such sale being used for the Employer Contributions.

ARTICLE VI

INVESTMENT OF ACCOUNTS

6.1	Investment Options

(a) Before June 1, 2006. Employee Contributions and Employer Contributions, except for contributions made in EDMC Stock, shall be invested pursuant to the Participant’s then-current investment election in one or more of the Investment Options. All Matching Contributions, including Match-Up Contributions, that are made in EDMC Stock shall be invested in Stock until the Participant directs the Trustee to sell such EDMC Stock and to invest the proceeds from such sale in accordance with his or her then-current investment elections. In accordance with reasonable procedures it adopts, the Plan Administrator, or its delegate, shall provide each Participant with a description of the Investment Options and such additional information about the Investment Options as it receives thereafter.

(b) On and After June 1, 2006. All contributions to the Plan shall be invested pursuant to the Participant’s then-current investment election in one or more of the Investment Options. In accordance with reasonable procedures it adopts, the Plan Administrator, or its delegate, shall provide each Participant with a reasonable description of the Investment Options as may be required under ERISA Section 404(c).

6.2	Investment Elections

(a) Each Participant shall designate the percentage (in such percentage as is uniformly permitted from time to time by the Plan Administrator or its delegate) of his or her Employee and Employer Contributions Account that is to be invested in each of the available Investment Options. A separate investment election may be made with respect to Rollover Contributions. Subject to subsection (c) below, the investment elections shall remain in effect, and shall apply, to all subsequent contributions until the investment election is changed as provided in subsection (b) below. In the absence of an investment election by the Participant, the Participant’s Accounts shall be invested in accordance with default procedures that are established, and uniformly applied, by the Retirement Committee, or its delegate, and communicated to Participants.

(b) Each Participant may change his or her investment election to one or more of the Investment Options then available, in such percentage as is uniformly permitted from time to time by the Plan Administrator or its delegate. The change in investment elections may be made on a daily basis (or at such other frequency as is uniformly permitted from time to time by the Plan Administrator or its delegate) by providing notice to the Plan Administrator or its delegate in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate. The notice of change shall be effective with respect to any contributions processed after the Plan Administrator or its delegate has updated its records after receiving notice of the change. If more than one change notice has been provided for the same contributions, the final notice received shall be controlling.

(c) If the Retirement Committee, or its delegate, changes the Investment Options, the Retirement Committee, Plan Administrator, or their delegates may direct that amounts invested in one Investment Option are to be automatically transferred to another Investment Option with similar investment goals or are to be invested in accordance with the default investment procedures established by the Retirement Committee. After any such transfer, investment changes may be made in accordance with subsection (d) above.

6.3	Responsibility for Investment Elections

The election of investment choices among the Investment Options established pursuant to Section 6.1 shall be the sole responsibility of each Participant, to the extent consistent with applicable law. The fact that an Investment Option is made available to Participants for investment under the Plan shall not be construed as a recommendation for investment in any particular Investment Option, nor shall the establishment of any Investment Option impose any liability on the Employer, its directors, officers, Employees, Trustee, Retirement Committee, or the Plan Administrator, or its delegates, except as otherwise provided by applicable law. The Employer, Trustee, Retirement Committee, and Plan Administrator, and its delegates, as well as Employees, are not authorized to make any recommendation to any Participant with respect to the election of investments by Participants among the Investment Options. The Plan is intended to constitute a participant-directed plan described in ERISA Section 404(c) and the regulations thereunder, and the provisions of the Plan shall be interpreted accordingly.

6.4	Participant’s Risk

Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held by the Trustee. Neither the Trustee, Retirement Committee, the Plan Administrator, its delegates, nor the Employer in any way guarantees that the Investment Options and/or the Trust Fund will produce a gain. Similarly, neither the Trustee, Retirement Committee, the Plan Administrator and its delegates, nor the Employer in any way guarantees the Investment Options and/or the Trust Fund against loss, depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund, nor shall the Trustee, Retirement Committee, the Plan Administrator and its delegates, the Employer, or the Employer’s directors, officers, or Employees incur any liability therefore except to the extent required by ERISA. Notwithstanding any provision in the Plan to the contrary, Retirement Committee, the Plan Administrator or their delegates shall not be liable for any delay in the investment of the Trust Fund due to restrictions imposed by the Trustee, an Investment Option, or the stock market.

6.5	Limitations on Investments

Notwithstanding anything contained in this Plan or in the Trust Agreement, unless there exists a statutory exemption or an exemption issued by the appropriate government agency, no Investment Option shall be elected, nor shall any investment in any fund be permitted if such election or investment would constitute a prohibited transaction within the meaning of Code Section 4975 or if it would violate any provision of the Trust.

6.6	Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers

Notwithstanding any contrary Plan provision, in the event of a change in the Investment Options and/or a change in service providers (including, but not limited to, the Recordkeeper), Retirement Committee, the Plan Administrator, or their delegates, may establish procedures for temporarily suspending certain Plan activities as it deems necessary or appropriate to implement the change involved. The activities that may be suspended include, but are not limited to, changes in salary reduction percentages, investment elections or transfers, loans, in-service withdrawals, and distributions; provided, however, that no such suspension shall apply to any distribution required by Code Section 401(a)(9). Any notice required by ERISA Sections 101(i) and 502(c)(7) (as added by the Sarbanes-Oxley Act of 2002) shall be provided on a timely basis and in accordance with such provisions.

6.7	Investment Elections as to ESOP Account

ESOP Accounts shall be invested in EDMC Stock, except when the Participant may diversify his or her ESOP Account in accordance with Article Appendix D. Notwithstanding any contrary provision herein, as of June 1, 2006, EDMC Stock shall no longer be available as an Invested Option, or held, under the Plan. Accordingly, this Section shall no longer apply beginning on June 1, 2006.

ARTICLE VII

VALUATION OF ACCOUNTS

7.1	Valuation of Investment Options

The Trustee or the Recordkeeper shall determine the fair market value of the assets in the Trust Fund as of each Valuation Date. The method of determining the fair market value of assets in the Trust Fund shall be that method adopted by the Trustee or the Recordkeeper. The valuation shall be submitted to the Plan Administrator and relied upon conclusively by the Plan Administrator. The values so submitted to the Plan Administrator shall be used for all purposes of the Plan.

7.2	Valuation of Participants’ Accounts

As of each Valuation Date, the value of a Participant’s Accounts is determined to be the total of the value of each portion of such Participant’s Accounts in each Investment Option as of the preceding Valuation Date, adjusted as follows:

(a) transfers by the Participant into an Investment Option pursuant to a change in accordance with Article VI since the preceding Valuation Date will be added and transfers by the Participant out of an Investment Option pursuant to a change in accordance with Article VI since the preceding Valuation Date will be deducted;

(b) withdrawals or distributions from such Accounts since the preceding Valuation Date will be deducted;

(c) any gains or losses (including expenses) of the Investment Options (and, if applicable, the ESOP Account) in which such Accounts are invested and proper expenses of the Plan paid from the Trust Fund in accordance with Article XI will be allocated in proportion to the balance in such Participants’ Accounts after the adjustments in subsections (a) and (b) above; and

(d) contributions made since the preceding Valuation Date will be allocated to such Accounts in accordance with Article 4 after the adjustments in subsections (a), (b), and (c) above.

7.3	Participant Statements

Subject to Article VI, the Plan Administrator, or its delegate, shall provide each Participant with a statement of the value of his Accounts within each Investment Option as frequently as required by, and in accordance with, applicable law.

ARTICLE VIII

IN-SERVICE WITHDRAWALS AND LOANS

8.1	Withdrawals Other than Hardship Withdrawals

(a) Withdrawals from the After-Tax Account and Rollover Account before Age 59 1/2. Subject to Sections 8.4 and 6.6, a Participant may elect at any time to withdraw all or any portion of the balance in his After-Tax Contributions Account and his Rollover Contributions Account, except for any portion loaned to the Participant.

(b) Withdrawals on or after Age 59 1/2. On or after attainment of age fifty-nine and one-half (59 1/2), but subject to Sections 8.4 and 6.6, a Participant who is an Employee may elect at any time to withdraw all or any portion of his or her Employee Contributions Account, except for that portion loaned to the Participant.

(1) Withdrawals shall be made from the Participants Accounts in the following order:

(A) After-Tax Contributions Account;

(B) Rollover Contributions Account;

(C) Qualified Non-Elective Contributions Account; and

(D) 401(k) Contributions Account, including any Qualified Non-Elective Contributions made under Article 4.

(2) A Participant may make only one withdrawal each Plan Year under this subsection (b).

(3) No withdrawals less than five hundred dollars ($500) shall be permitted under this subsection (b).

8.2	Hardship Withdrawals

(a) Subject to Sections 8.4 and 6.6, a Participant who is an Employee may withdraw all or any portion of his 401(k) Contributions Account, excluding post-1988 earnings and any portion loaned to that Participant, if the Participant demonstrates to the Plan Administrator’s satisfaction that such withdrawal is necessary due to a Hardship. To obtain a Hardship withdrawal, a Participant must file his or her request with the Plan Administrator, or its delegate, in accordance with procedures established and uniformly applied by the Plan Administrator, or its delegate. The request must be on a form prepared by the Plan Administrator, or its delegate, that satisfies the requirements of Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(C).

(b) A “Hardship” means an immediate and heavy financial need of the Participant where such need is for:

(1) payment of expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse, or any of the Participant’s dependents, as defined in Code Section 152, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7 1/2%) of the Participant’s federal adjusted gross income);

(2) payment of costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B));

(4) payments necessary to the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income);

(7) payment of any other financial need deemed to be immediate and heavy by the Commissioner of IRS, as set forth in revenue rulings, notices, or other generally applicable documents; or

(8) payment of any other financial need determined by the Plan Administrator, or its delegate, to be immediate and heavy in accordance with IRS regulations and pronouncements.

(c) A distribution shall be deemed as necessary to satisfy the Participant’s immediate and heavy financial need only if all of the following requirements are satisfied:

(1) the distribution is not in excess of the amount of the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2) the Participant has obtained, either previously or concurrently, all distributions available under this Plan and under any other plan of the Employer or an Affiliated Employer (including distribution of any ESOP dividends under Code Section 404(k)) and has obtained all nontaxable loans currently available under the Plan and or under any other plan of the Employer or an Affiliated Employer; and

(3) the Participant is prohibited from electing 401(k) Contributions, and from having elective contributions and employee contributions made on his behalf to any other plan maintained by the Employer or an Affiliated Employer, for a period of at least six (6) months after receipt of the Hardship withdrawal.

(d) The determination of the existence of a Hardship and the amount required to be distributed to meet the need created by the Hardship shall be made, at the sole discretion of the Plan Administrator or its delegate, in a uniform and nondiscriminatory manner.

8.3	Qualified Hurricane Distributions

(a) In General. Subject to Sections 8.4 and 6.6, an active Participant who satisfies the eligibility criteria of subsection (b) of this Section may request and receive a Qualified Hurricane Distribution in accordance with this Section and in accordance with procedures established and uniformly applied by the Plan Administrator. Qualified Hurricane Distributions shall be available, and must be made, only during the period of May 15, 2006 to December 31, 2006. No such distributions shall be made on and after January 1, 2007.

(b) Eligibility.

(1) Participants Who Reside in a Disaster Zone. If a Participant’s principle place of abode located in a Disaster Zone, he or she shall be eligible to take a Qualified Hurricane Distribution without having to substantiate an economic loss.

(2) Participants Who Do Not Reside in a Disaster Zone. If a Participant’s place of abode is not located in a Disaster Zone but is located within Florida, Alabama, Louisiana, or Mississippi, he or she shall be eligible to take a Qualified Hurricane Distribution upon submitting proof of an economic loss to the Plan Administrator in such form or on such documents as may be required by the Plan Administrator. If a Participant’s place of abode is not located within Florida, Alabama, Louisiana, or Mississippi, he or she shall not be eligible to take a Qualified Hurricane Distribution.

(c) Amount of Distributions. The maximum Qualified Hurricane Distribution shall be one hundred thousand dollars ($100,000). There shall be no minimum.

(d) Sources of Distributions. Qualified Hurricane Distributions may be made from a Participant’s entire Account balance.

(e) Disaster Zone. Disaster Zone means one of the counties and/or parishes in the following states:

(1) in Florida, the counties of Brevard, Broward, Collier, Glades, Hendry, Indian River, Lee, Martin, Miami-Dade, Monroe, Okeechobee, Palm Beach and St. Lucie;

(2) in Alabama, the counties of Baldwin, Chocktaw, Clarke, Greene, Hale, Marengo, Mobile, Pickens, Sumter, Tuscaloosa, and Washington Counties;

(3) in Louisiana, the parishes of Acadia, Allen, Ascension, Assumption, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Evangeline, Iberia, Iberville, Jefferson, Jefferson Davis, Lafayette, Lafourche, Livingston, Orleans, Pointe Coupee, Plaquemines, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Mary, St. Martin, St. Tammany, Tangipahoa, Terrebonne, Vermilion, Vernon, Washington, West Baton Rouge and West Feliciana; and

(4) in Mississippi, the counties of Adams, Amite, Attala, Claiborne, Choctaw, Clarke, Copiah, Covington, Forrest, Franklin, George, Greene, Hancock, Harrison, Hinds, Holmes, Humphreys, Jackson, Jasper, Jefferson, Jefferson Davis, Jones, Kemper, Lamar, Lauderdale, Lawrence, Leake, Lincoln, Lowndes, Madison, Marion, Neshoba, Newton, Noxubee, Oktibbeha, Pearl River, Perry, Pike, Rankin, Scott, Simpson, Smith, Stone, Walthall, Warren, Wayne, Wilkinson, Winston and Yazoo.

8.4	Additional Rules

The following additional rules shall apply to withdrawals under Section 8.1 and 8.2:

(a) Each request for a withdrawal must be made in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate, and at such times as determined by the Plan Administrator or its delegate. The Plan Administrator or its delegate may require the Participant to provide such other information as it deems necessary or desirable in connection with any withdrawal request.

(b) All withdrawals will be in the form of a single sum in cash. Withdrawals will be made proportionately from each of the Investment Options in which the Participant’s Accounts are invested based upon the balance of such Participant’s Accounts in the Investment Options as of the withdrawal Valuation Date.

(c) Distribution of the amount to be withdrawn will be made as soon as practicable after the withdrawal request is processed and approved. Withdrawal requests shall be processed monthly, or at such other interval which is established and uniformly applied by the Plan Administrator or its delegate.

(d) Amounts withdrawn by a Participant pursuant to Sections 8.1 and 8.2 may not be returned to the Plan.

(e) Withdrawals shall be subject to the direct rollover provisions under Article IX.

8.5	Loans

(a) Availability of Loans. A Participant who is an Employee may obtain a loan from his or her Employee Contributions Account but not from his or her Employer Contributions Account. An Inactive Participant, who is no longer being paid for employment by an Employer, may not obtain a loan from the Plan. A loan may be made for any reason. Each loan shall be made under such terms, security interest provisions, and conditions as the Plan Administrator or its delegate deems appropriate. All loans granted shall be made in accordance with, and shall be subject to all of, the provisions of this Section. Loans shall not be made available to any Participant who is a Highly Compensated Employee in an amount which is greater (as a percentage of the Account available for loans) than the amounts made available to other Participants.

(b) Plan Loan Rules. The provisions contained herein, together with any Plan loan rules and administrative procedures (the “Plan Loan Rules”) which may be adopted from time to time by the Plan Administrator, or its delegate, to supplement the Plan provisions, are collectively intended to satisfy the requirements of U.S. Department of Labor Regulation Section 2550.408b-1(d). The Plan Loan Rules shall be consistent with (1) Code Section 72(p), (2) applicable IRS regulations, and (3) applicable regulations issued by the Department of Labor, in order that any loan granted from the Plan shall not constitute a prohibited transaction under the provisions of ERISA or the Code and shall not result in loss of qualification of the Plan under the Code. Any Plan loan rules, as may be amended and adopted from time-to-time, are hereby incorporated by reference as if set forth in their entirety herein.

(1) Minimum Loan Amount. No loan shall be made for less than one thousand dollars ($1,000).

(2) Maximum Loan Amount. The principal amount of the loan, when added to the total outstanding balance of all previous loans to the borrower from the Plan and any other qualified plan maintained by the Employer or an Affiliated Employer, may not exceed the lesser of:

(A) fifty thousand dollars ($50,000), reduced by the excess (if any) of: (i) the highest outstanding balance of loans from the Plan and any other qualified plan maintained by the Employer or an Affiliated Employer during the one (1)-year period ending on the date on which the loan is made, over (ii) the outstanding balance of all loans from the Plan and any other qualified plan maintained by the Employer or an Affiliated Employer on the date on which the loan from the Plan is made; or

(B) fifty percent (50%) of the sum of the borrower’s vested balance in his or her Account plus his or her vested interest under any other qualified plans of the Employer or an Affiliated Employer.

(3) Number of Loans. A Participant may have one home loan (for the purpose of buying any house, apartment, condominium, or mobile home) and one personal loan (for any other reason), except that a Participant may not have more than one of each kind of loan.

(4) Interest Rate. Each loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for similar loans unless the Plan Administrator sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in substantially equal payments not less than quarterly.

(5) Repayment Period. The period of repayment for any loan shall be, at the election of the borrower, any period permitted by the Plan Administrator, or its delegate, on a uniform basis up to five (5) years, except that, as determined by the Plan Administrator, or its delegate, the repayment period for a home loan may be for a longer period, but not more than twenty (20) years.

Notwithstanding any contrary provision herein, repayment may be suspended for up to one (1) year while the Participant is on a leave of absence without pay. If suspended, such payments shall resume upon the Participant’s return from unpaid leave of absence. The original amount and the term of the loan shall be extended by the same number of payments which were suspended; provided, however, that such an extension would extend the term of the loan beyond five (5) years (in the case of a personal loan) or twenty (20) years (in the case of a home loan), a new installment payment schedule shall be established, under which the new installment payments shall be sufficient to repay the remaining balance of the loan by the end of the maximum five (5) or twenty (20) year period.

If a Participant is performing military service within the meaning of the USERRA, his or her loan payments shall be suspended for the period of absence due to such military leave, in accordance with any and all requirements of USERRA. Upon reporting to service with the Employer, such Participant’s installment payments shall resume in the original amounts and the term of the loan shall be extended by the same number of payments which were suspended.

(6) Security. Each loan shall be made against collateral being the assignment of a portion of the borrower’s entire right, title, and interest in his Account equal to the outstanding loan balance (which balance shall be subject to the requirements of subsection (d) above), and supported by a collateral promissory note for the amount of the loan, including interest thereon. Any portion of a borrower’s Account which represents the outstanding balance of the Plan loan shall be unavailable for withdrawal under Sections 8.1 and 8.2 or for loan under this Section.

(7) Loan Accounting. At the time a Plan loan is made, the principal amount thereof shall be reflected on the Trustee’s records and may be reflected as a loan subaccount under each of the Accounts which have been used as a source of loan proceeds. Accounts shall be liquidated, on a proportional basis, from the following vested balances: (i) Rollover Contributions Account, (ii) 401(k) Contributions Account, (iii) Qualified Non-Elective Contributions Account, and (iv) After-Tax Contributions Account. Loan proceeds shall not be obtained from a Participant’s Employer Contributions Account or ESOP Account. If an Account, which is to be partially liquidated, is invested in more than one Investment Option under the Plan, the amount which is to be liquidated from each such Investment Option shall be in the same proportion that the borrower’s interest in such Investment Option under such Account bears to the borrower’s aggregate interest in all such Investment Options under such Account.

Loan repayments shall be credited to the borrower’s Accounts in accordance with procedures established by the Plan Administrator, or its delegate, and uniformly applied. Each loan repayment shall reduce the balance of the loan under the Account(s) to which the repayment is credited, and shall be invested in the available Investment Options in accordance with the investment instructions then in effect for new Employee Contributions being made on behalf of the borrower at that time or as provided under procedures established by the Plan Administrator and uniformly applied.

(8) Additional Terms and Conditions. In addition to such rules and regulations as the Plan Administrator, or its delegate, may adopt, all loans shall comply with the following terms and conditions:

(A) An application for a loan shall be made in accordance with procedures established and uniformly applied by the Plan Administrator, or its delegate, in accordance with the Plan Loan Rules.

(B) Every person receiving a loan hereunder shall receive a statement clearly reflecting the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charges. The statement shall provide all information required to meet any applicable truth-in-lending and consumer credit laws which are not preempted by ERISA or other federal law.

(C) All loans (principal plus interest) shall be repaid by means of payroll deductions, in substantially equal amounts no less frequently than quarterly over the repayment period, which are sufficient to fully amortize the loan within the repayment period. An Employee who is receiving a loan shall authorize the Employer and any Affiliated Employer to withhold from his compensation the agreed-upon amount of repayment. If the level of compensation is less than the required repayment amount, the borrower shall be required to make timely repayment by check or money order in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate, unless loan repayments have been suspended due to a leave of absence.

(D) If a Participant has an outstanding loan balance and leaves the employ of the Employer and any Affiliated Employer for any reason, such outstanding loan balance shall then become immediately due and payable. If such loan is not repaid, it shall be in default and treated as a distribution on the earlier of: (i) the last day of the calendar quarter which follows the calendar quarter in which termination occurs or (ii) the date on which all or any portion of the Participant’s Accounts are distributed.

(E) A loan processing fee may be imposed upon the borrower at the discretion of the Plan Administrator or its delegate, and any such fee which is imposed will be deducted from the borrower’s Account. An annual loan administration fee may also be imposed upon the borrower at the discretion of the Plan Administrator or its delegate, and any such fee will be deducted from the borrower’s Account.

(F) Loans may be prepaid in full at any time without penalty. Partial prepayments are not permitted.

(G) Upon written request of the borrower to the Plan Administrator, or its delegate, loan repayments may be suspended for the maximum period permitted under applicable law and regulations due to a leave of absence, including without limitation a leave of absence for military service, and shall comply with any applicable repayment requirements following any such suspension. Following a leave of absence, the Plan Administrator, or its delegate, may redetermine the loan repayment amounts and schedule of repayments to comply with applicable law and regulations.

(9) Loan Due upon Death. Any loan made hereunder shall become immediately due and payable upon the borrower’s death. If such loan is not repaid, it shall be in default and treated as a distribution to the recipient on the earlier of: (A) the last day of the calendar quarter which follows the calendar quarter in which the borrower’s death occurs or (B) the date on which all or any portion of the borrower’s Accounts are distributed from the Plan. To the extent any unpaid principal or interest balance of the loan is outstanding at the time of death, and without regard to whether the loan is in default, that portion of the borrower’s Account against which the loan was made shall be deemed to be distributed to the borrower and the note shall be deemed to be satisfied and thereupon canceled.

(10) Default in the Event of Non-Payment.

(A) A borrower shall be in default if he or she fails to become current in his required repayments of principal and interest by the last day of the calendar quarter which follows the calendar quarter in which a required repayment is not timely made. In the event of default, the borrower’s loan shall become due and payable in full.

(B) Notwithstanding the treatment of any default as a distribution for Federal income tax purposes, if the loan becomes due and payable in full as the result of a borrower’s default, the unpaid balance (including any accrued but unpaid interest determined from the date of default through the actual date of cancellation of the note) shall be satisfied from the portion of the borrower’s Account which has been pledged as security in accordance with subsections (i) or (ii) below, as applicable.

(i) Terminated Participants and Active Participants Over Age 59 1/2. If the Participant has either incurred a severance from employment or has attained age fifty-nine and one-half (59 1/2) at the time the loan becomes due and payable, then that portion of the Participant’s Account against which the loan was made shall be deemed to be withdrawn or distributed from the Plan to the Participant (whether or not the Participant has consented to a distribution) to the extent of the unpaid loan balance as of the first day of the month following the date on which the loan became due and payable as a result of the Participant’s default, and the note shall be deemed to be repaid and thereupon canceled.

(ii) Active Participants Under Age 59 1/2. That portion of the Participant’s Account against which the loan was made shall not be deemed to be withdrawn or distributed from the Plan to the Participant until the first day of the first month after the earliest month in which such Account, or a portion thereof, may otherwise be withdrawn in service or distributed following the Participant’s retirement or other severance from employment (whether or not the Participant has consented to a distribution), or, if earlier, attainment of age fifty-nine and one-half (59 1/2), and the loan shall be deemed to be repaid to the extent of the deemed withdrawal or distribution. Regardless of the treatment of any default as a distribution for Federal income tax purposes, if the underlying promissory note so provides, interest shall continue to accrue on the unpaid balance from the date of default until the date of complete repayment by the Participant or until the date on which the loan is completely satisfied pursuant to this subsection (B) and canceled.

8.6	Withdrawal of After-Tax Contributions

A Participant who is an Employee may elect at any time, in accordance with procedures established, and uniformly applied by the Plan Administrator or its delegate, to withdraw all, or any portion, of his or her After-Tax Contributions Account.

ARTICLE IX

BENEFITS

9.1	Retirement

If a Participant terminates employment with the Employer and all Affiliated Employers on or after his attainment of Normal Retirement Age, the Plan Administrator, or its delegate, shall, upon receipt of an application for benefits, direct the Trustee to distribute the vested portion of the Participant’s Account to, or for the benefit of, the Participant, in accordance with the provisions of this Article IX.

9.2	Total and Permanent Disability

In the event a Participant is determined to be Totally and Permanently Disabled, the Plan Administrator, or its delegate, shall instruct the Trustee to distribute the vested portion of the Participant’s Account as soon as practicable following such determination in accordance with the provisions of this Article IX. Notwithstanding the foregoing, the Plan Administrator, or its delegate, may require such application to be made in accordance with procedures its adopts and uniformly applies. With respect to the part of a Participant’s Account that is pledged as collateral security for any promissory note evidencing any outstanding loan to the Participant under the Plan, the Plan Administrator, or its delegate, shall instruct the Trustee to distribute such note to the Participant.

9.3	Death

In the event of the Participant’s death prior to his or her Benefit Commencement Date, the Plan Administrator, or its delegate, shall, upon receipt of an application for benefits, direct the Trustee to distribute the vested portion of the Participant’s Account balance to, or for the benefit of, the Participant’s Beneficiary, in accordance with the provisions of this Article IX. Notwithstanding the foregoing, the Plan Administrator, or its delegate, may require such application to be made in accordance with procedures its adopts and uniformly applies. Subject to, and in accordance with, Section 9.5, the Plan Administrator or its delegate may require proof of death and evidence of the right of any person to receive payment under the provisions of this section, as the Plan Administrator, or its delegate, deems necessary or desirable. The determination of the Plan Administrator, or its delegate, concerning the proof of death and the right of any person to receive benefits hereunder shall be conclusive.

A Participant shall designate a Beneficiary in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegate. A Participant may, from time to time, prior to death or distribution of his or her entire Account balance, change his Beneficiary designation. A Beneficiary designation shall be maintained by the Plan Administrator or its delegate, and shall remain binding until effectively changed by the Participant prior to his or death in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegate.

In the case of a Participant who dies prior to his Benefit Commencement Date and who has a Spouse on his date of death, regardless of any Beneficiary designation made by such Participant, the Participant’s surviving legal Spouse shall be deemed to be the designated Beneficiary unless, prior to his death, the Participant designated a Beneficiary other than the Spouse, the Spouse consented in writing to such designation, the consent identified the nonspouse Beneficiary and acknowledged an understanding of the effect of such consent, and the Spouse’s signature was witnessed by a notary public. No such Spouse’s consent is required where it is established to the satisfaction of the Plan Administrator, or its delegate, that (i) the Participant did not have a Spouse on the date of death, (ii) the Spouse’s consent is not otherwise required by applicable law, (iii) the Spouse could not be located, or (iv) there exists such other circumstances as the Secretary of the Treasury may prescribe by regulations. A former spouse’s consent is not effective with respect to the Participant’s current Spouse.

The Participant may, at any time prior to his or her death, amend, modify or revoke a previous Beneficiary designation. To be effective, such amendment, modification, or revocation must be made by submitting a written Beneficiary designation in accordance with the foregoing of this subsection. Notwithstanding the foregoing, in the event that the Participant enters into another legal marriage, the new Spouse will be deemed to be the Beneficiary unless the new Spouse consents to the designation of another beneficiary in accordance with the foregoing of this subsection.

If the Beneficiary survives the Participant but dies before payment is made under this Section or the Participant does not designate, properly or otherwise, a Beneficiary, payment of the Participant’s vested Account balance shall be paid as follows:

(a) paid as a lump sum to the Participant’s surviving Spouse, if one;

(b) if no surviving Spouse, then paid per capita among the Participant’s surviving legal children, if any;

(c) if (a) and (b) above do not apply, then paid per capita to the Participant’s surviving parents, if any;

(d) if (a), (b), and (c) above do not apply, then paid per capita to each of the Participant’s surviving siblings;

(e) if (a), (b), (c), and (d) above do not apply, then to the Participant’s estate, provided, such estate is opened with five years of the Participant’s death; and

(f) if (a), (b), (c), (d), and (e) above do not apply, then no payment shall be made.

Notwithstanding the foregoing, this Section shall be subject to the implementation of any QDRO.

9.4	Severance from Employment

If a Participant incurs a severance from employment with the Employer and all Affiliated Employers for any reason other than retirement, Total and Permanent Disability or death, the Plan Administrator, or its delegate, shall, upon receipt of an application for benefits, direct the Trustee to distribute the vested portion of the Participant’s Account to, or for the benefit of, such Participant in accordance with the provisions of this Article IX. Notwithstanding the foregoing, the Plan Administrator, or its delegate, may require such application to be made in accordance with procedures its adopts and uniformly applies.

9.5	Application for Benefits

The Plan Administrator, or its delegate, shall require an application of benefits to be made before any distribution, other than distributions under Section 9.7, is made under this Article IX. Such application (and the timing of all payments hereunder) shall be made in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegates.

9.6	Commencement of Benefits

(a) In General. Except as provided in Section 9.7, upon the happening of an event which permits distribution, such distribution shall be made as soon as practicable after the Plan Administrator, or its delegate, receives an application for benefits in accordance with Section 9.5. However, the Participant may affirmatively postpone distribution of his or her Account to any later date or, if the Participant does not submit an application for benefits, distribution of his or her Account shall be automatically postponed.

(b) Latest Benefit Commencement Date. Notwithstanding any other provision herein, the vested portion of each Participant’s Account shall be paid by April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the calendar year in which the Participant retires or terminates employment with the Employer and all Affiliated Employers; provided, however, that a Participant who is a 5% owner (as defined in Code Section 416(i)) must commence receiving benefits by April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2), even if he is then employed.

(c) Method of Payment. Except as provided in Section 9.7, under subsections (1) and (2) of this subsection (c), the Participant shall elect the distribution method in accordance with procedures established, and uniformly applied, by the Plan Administrator or its delegate.

(1) Non-ESOP Accounts. Except for a Participant’s ESOP Account, distribution of each Participant’s Account, including distribution of any portion invested in the EDMC Stock Fund, shall be made as:

(A) a lump sum payment of all of the Participant’s vested interest in his or her Account (excluding the ESOP Account); or

(B) a Direct Rollover, as described in Section 9.8.

Beginning on and after June 1, 2006, this subsection (1) shall apply to a Participant’s entire Account balance, including any portion attributable to his or her ESOP Account.

(2) ESOP Accounts. Notwithstanding any contrary provision herein, this subsection (2) shall apply only to distributions made prior to June 1, 2006. Distribution of a Participant’s ESOP Account shall be made as a lump sum payment of all of the Participant’s vested interest in his or her ESOP Account at the time of distribution. At the Participant’s election, however, distribution of a Participant’s ESOP Account may be made as:

(A) installment payments over two (2), three (3), four (4), or five (5) years, where each payment is determined by dividing the number or remaining payments into the balance in the Participant’s ESOP Account; or

(B) a Direct Rollover, as described in Section 9.8.

(d) Medium of Payment. All distributions shall be in cash, except that a Participant may elect to receive a distribution, that is to be made by May 31, 2006, from his or her ESOP Account or of any portion of any Account invested in the EDMC Stock Fund in the form of EDMC Stock. If a Participant elects to receive a distribution in the form of EDMC Stock, the Participant’s entire distribution shall be in the form of full shares of EDMC Stock, except that any remaining partial share shall be paid in cash.

If EDMC Stock is distributed, the fair market value of the EDMC Stock shall be determined as of the date delivered to the transfer agent (the “Transfer Date”) with irrevocable instructions to re-register such property in the name of the recipient. Subsequent fluctuations in the market value of securities or property after the Transfer Date shall not in any manner change the value initially determined at the Transfer Date. Any gains or losses in the securities or other property shall be borne solely by the Participant.

9.7	Automatic Payments for Small Accounts

Notwithstanding any contrary provision herein, if the Participant’s Account balance, including the value of his or her Rollover Contributions Account, is less than one thousand dollars ($1,000) upon the happening of an event which permits distribution under this Article, the Plan Administrator, or its delegate, shall cause the Trustee to, as soon as practicable following such event, distribute the full value of the Participant’s Account without the Participant’s consent (or, if applicable, the Beneficiary’s consent). Such distribution shall be made in a single, lump sum payment.

9.8	Direct Rollover

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, or its delegate, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

9.9	Put Option

Notwithstanding any contrary provision herein, this Section 9.9 shall cease to apply as of June 1, 2006.

(a) Notwithstanding any contrary provision herein, if EDMC Stock is distributed from the Plan and, at the time of such distribution, the EDMC Stock is not readily tradable on an established market, the Participant shall, for a period of sixty (60) days from the date of distribution, have a right to demand that the Sponsor repurchase the EDMC Stock. Notwithstanding the foregoing, each Participant who receives EDMC Stock from the Plan shall have a right to require the Sponsor to repurchase the EDMC Stock during the sixty (60) day period beginning on the date of such distribution and during the corresponding sixty (60) day period in the Plan Year following the Plan Year of distribution. The foregoing periods shall be extended if the Sponsor is, during such periods, prohibited by law from repurchasing EDMC Stock distributed from the Plan.

(b) The Sponsor shall, and the Trustee may, with the Sponsor’s consent, repurchase the EDMC Stock at fair market value, as determined by the Committee or by the Trustee, as applicable. If the EDMC Stock was distributed to the Participant within a single taxable year and represented the Participant’s entire ESOP Account, the purchaser may, in its sole discretion, pay for the EDMC Stock in substantially equal, annual installments over a period of not more than five (5) years, except the first of such payments must be made within thirty (30) days after the Participant demands repurchase. The unpaid installments shall bear a reasonable rate of interest and shall be adequately secured by the purchaser.

(c) The Plan Administrator, or its delegate, shall establish, and shall uniformly apply, procedures under which Participants shall be required to submit their demands for repurchase of EDMC Stock hereunder.

9.10	Required Minimum Distributions

All distributions made under the Plan shall be made in accordance with the express terms and conditions of the Plan to the extent not prohibited under the final 2002 IRS Regulations relating to required minimum distributions under Code Section 401(a)(9). If the Plan provides for a form or manner of distribution that the Plan Administrator determines is prohibited under the final 2002 IRS Regulations relating to required minimum distributions under Code Section 401(a)(9), then the form or manner of any such distribution shall be changed and conformed automatically by the Plan Administrator, in its sole discretion, in the most minimal way necessary in order for such distribution to comply with such required minimum distribution rules.

(a) Time and Manner of Distribution.

Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with subsections (b) and (c), below.

(b) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section, beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(c) Required Minimum Distributions After Participant’s Death

(1) Death of Participant Before Distributions Begin.

(A) Timing of Distribution. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection, other than paragraph (a), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection, unless subsection (c)(1)(iv), above, applies, distributions are considered to begin on The Participant’s Required Beginning Date. If subsection (c)(1)(iv), above, applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (c)(1)(i), above.

(B) Amount of Distribution.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in the subsection (c)(1)(C), below.

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (c)(1), this subsection will apply as if the surviving Spouse were the Participant.

(C) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary determined as follows:

(ii) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iv) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(D) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

9.11	Definitions

(a) Designated Beneficiary. The Designated Beneficiary is the individual who is designated as the beneficiary under the Section 9.3 of this Plan and is the designated Beneficiary under section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

ARTICLE X

TRUST FUND

10.1	Trust

On behalf of the Plan, the Plan Administrator, or its delegate, shall enter into a Trust Agreement with the Trustee containing such terms and conditions as the Plan Administrator, or its delegate, deems appropriate for implementation of the Plan. The Plan Administrator, or its delegate, may direct the Trustee to pay proper Plan expenses from the Trust. The Sponsor, Employer, Plan Administrator, Retirement Committee, and their delegates shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

10.2	Removal or Resignation

Unless otherwise permitted or required under the Trust Agreement, the Trustee may resign by giving sixty (60) days written notice to the Plan Administrator. Unless otherwise permitted or required under the Trust Agreement, the Plan Administrator may remove the Trustee at any time by providing the Trustee with notice of such removal. Upon resignation or removal of the Trustee, the Plan Administrator, or its delegate, shall appoint a successor Trustee pursuant to Section 10.1 above. The Trustee so appointed, or any successor thereto, shall receive, and invest, all contributions made hereunder in accordance with instructions from the Plan Administrator, except that with respect to contributions subject to participant investment directions under Article VI of the Plan, the Trustee shall follow such Participant’s investment directions.

10.3	Exclusive Benefit

Except as otherwise provided herein, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Sponsor on behalf of the Employers. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1	Plan Administrator

(a) In General. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Plan Administrator. The Plan Administrator shall be the named fiduciary (as such term is defined in ERISA Section 402(a)(2)) and the plan administrator (as such term is defined in ERISA Section 3(16)(A)). The Plan Administrator also shall have general responsibility with respect to the reporting and disclosure requirements, and any other responsibilities applicable to a plan administrator, under ERISA. In carrying out its responsibilities hereunder, the Plan Administrator may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan.

(b) Powers of Plan Administrator. The Plan Administrator, or its delegate, shall establish and maintain, or cause to be established and maintained, such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling, and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Participants and/or Beneficiaries. The Plan Administrator shall have all powers necessary to carry out the provisions of the Plan and to satisfy the requirements of any applicable law. These powers shall include, by way of illustration and not limitation, the sole power and discretionary authority to:

(1) determine all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan;

(2) decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof;

(3) decide all facts relevant to the determination of eligibility for benefits or participation;

(4) prescribe procedures to be followed in filing applications, claims, appeals, and elections;

(5) appoint and retain individuals to assist in the administration of the Plan, including such legal, clerical, accounting, recordkeeping, and actuarial services as it may require or as may be required by any applicable law or laws;

(6) require from the Sponsor, Employer, Participants, and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(7) prepare and distribute, in such manner as may be required by law or as the Plan Administrator deems appropriate, information explaining the Plan;

(8) select Investment Options and Investment Managers, and monitor the Investment Options ;

(9) make such adjustments which it deems necessary or desirable to correct any mathematical or accounting errors; and

(10) determine the amount, form, and timing of any distribution to be made hereunder.

In making its decisions, the Plan Administrator shall be entitled to, but need not, rely upon information supplied by a Participant, Beneficiary, or representative thereof. The Plan Administrator shall have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the Alternate Payee otherwise qualifies for benefits hereunder. The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of this Plan. The Plan Administrator’s decisions in such matters shall be binding and conclusive as to all parties.

11.2	Retirement Committee

The composition of the Retirement Committee shall be established pursuant to the general policies and procedures as adopted by the Sponsor from time to time. No member of the Retirement Committee may receive any compensation from the Plan for his or her services as such, and except as may otherwise be required by law, no bond or other security need be required of any members in that capacity in any jurisdiction.

11.3	Named Fiduciary; Allocations and Delegations of Fiduciary Responsibility

The Plan Administrator is the named fiduciary of the Plan. As the named fiduciary of the Plan, the Plan Administrator shall have the authority to allocate, from time to time, by written instrument, any or all of its responsibilities under the Plan to one or more other named fiduciaries (the “other named fiduciaries”), as the Plan Administrator may deem advisable, and in the same manner to revoke any such allocation of responsibilities. Any actions of such other named fiduciaries in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Plan Administrator. The Plan Administrator shall be responsible for periodically monitoring the performance of the other named fiduciaries with respect to the allocated responsibilities but shall not be liable for any acts or omissions of such other named fiduciaries, except as otherwise provided by law. Each other named fiduciary shall report periodically to the Plan Administrator, concerning the discharge of the allocated responsibilities.

Any named fiduciary with respect to any duty or action under the Plan shall have the authority to designate, from time to time, by written instrument, such person or persons other than named fiduciaries (the “Designee(s)”), to carry out all or any part of its responsibilities under the Plan (other than asset management responsibilities) as it may deem advisable and in the same manner to revoke any such designation. Any action of the Designee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the named fiduciary responsible for the designation (the “Designator”). The Designator shall be responsible for periodically monitoring the performance of the Designee with respect to the delegated responsibilities and shall reevaluate whether to continue such delegation but shall not be liable for any acts or omissions of any such Designee, except as otherwise provided by law. The Designee shall report periodically to the Designator concerning the discharge of such delegated responsibilities.

11.4	Plan Manager

The Plan Manager shall be responsible for the day-to-day administration of the Plan and for such other duties and responsibilities as are delegated by the Plan Administrator. The Plan Manager shall act solely within the framework of any, and all, applicable policies, interpretations, practices, and procedures established by the Plan Administrator, or as applicable, the Plan Administrator, and its delegate, and, as such, shall be considered as acting solely in a ministerial capacity. The Plan Administrator may, from time to time, by written notice appoint or remove any Plan Manager. Any appointment as Plan Manager shall terminate automatically, without notice, upon termination of employment with Employer. If at any time there is no Plan Manager, the duties of the Plan Manager will be performed by the Plan Administrator.

11.5	Appointment of Investment Manager

The Plan Administrator, or its delegate, may appoint, by written instrument, an investment manager or managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan as the Plan Administrator, or its delegate, shall delegate and in the same manner to revoke any such appointment. Any such investment manager shall acknowledge, in writing, that it is a fiduciary with respect to the Plan, and upon acceptance of its responsibilities and subject to any applicable investment policy, shall have sole discretionary authority over the investment of the assets so delegated. The Plan Administrator, or its delegate, shall be responsible for reviewing the performance of any investment manager at regular intervals no less frequently than annually and shall reevaluate whether to continue the appointment of such investment manager but shall not be liable for any acts or omissions of any such investment manager, except as otherwise provided by law.

Each investment manager shall report periodically to the Plan Administrator, or its delegate for such purpose, concerning its investment performance with respect to the delegated assets. If an investment manager or managers have been appointed pursuant to this Section, then no Trustee with respect to this Plan shall be liable for the acts or omissions of any such investment manager or managers, except as otherwise provided by law, or be under an obligation to invest or otherwise manage any assets of the plan which are subject to the management of any investment manager. Unless the Plan Administrator, or its delegate, provides otherwise, the Trustee shall be the investment manager with respect to those assets, if any, for which the investment responsibilities have not otherwise been specifically delegated to an investment manager in accordance with this Section.

11.6	Limitation of Liability

The Plan Administrator, the Retirement Committee, the Plan Manger, their agents, and their delegates shall be entitled to rely upon the advice, opinions, reports, statements, and certificates of counsel, actuaries, accountants, and other experts retained by them. No member of any committee provided for herein shall be responsible for the breach of any obligation or duty expressly delegated under the Plan to any other committee, unless such member knowingly participates in or knowingly undertakes to conceal such breach.

An Employer, the Board, the Plan Administrator, the Retirement Committee, the Plan Manager, any officer, employee, or agent of an Employer, or any of their delegates shall not incur any liability individually or on behalf of any other individuals or on behalf of any Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan, except with regard to any matters as to which they shall be adjudged to be liable for gross negligence or willful misconduct in the performance of their duties. This limitation, however, shall not act to relieve any such individual or an Employer from a responsibility or liability for any fiduciary responsibility, obligation, or duty under Part 4, Title I of ERISA.

11.7	Indemnification

To the extent permitted by ERISA and applicable state law, the Employers shall indemnify and save harmless the Board, the Plan Administrator, the Retirement Committee, the Plan Manager, their delegates, and the officers and employees of the Employers, and any of their delegates against all liabilities and expenses, including attorneys’ fees, reasonably incurred by them in connection with any legal action to which they may be a party or any threatened legal action arising out of their discharge in good faith of responsibilities under or incident to the Plan, except for actions or failures to act made in bad faith or for which they shall be adjudged to be liable for gross negligence or willful misconduct in the performance of their duties. The foregoing indemnity shall not preclude such further indemnities as may be available by the purchase of insurance, as such indemnities are permitted by law. The foregoing indemnification shall be from the assets of the Employers and shall not be made directly or indirectly from the Plan, except that insurance may be purchased to cover the foregoing, in which case, payment of applicable premiums shall be made from the assets of the Employers and not directly or indirectly from the Plan.

11.8	Conformity with ERISA

The procedures set forth in this Article for the allocation of fiduciary duties among named fiduciaries and for the delegation of fiduciary duties to designees or appointees who are not named fiduciaries are intended to conform to the applicable requirements of ERISA Section 405(c) (including the limitations on liability set forth in Section 405(c)) and, to the extent of any ambiguity, should be construed consistent with such section.

11.9	Administrative Expenses

All reasonable expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of the Trustee, taxes, administrative expenses and other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, accountant, actuary, specialist, or other person who may be employed in connection with the administration of the Plan, shall be paid by, and charged to, the Trust Fund, to the extent not paid by the Sponsor.

11.10	Correction of Errors

Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator, or its delegate, is expressly empowered to correct any errors resulting in overpayments or underpayments of amounts due from the Plan or errors made in the determination and allocation of contributions and/or gains and losses with respect to particular Plan Year(s). To the extent an error is made because of information incorrectly submitted by or on behalf of the Participant or Beneficiary, any correction which would increase the amount payable from the Plan shall be made prospectively only and shall not apply to correct any payments previously made, except as otherwise specifically required by applicable law.

The Plan Administrator or the Sponsor may take whatever action, including, without limitation, the making of additional contributions by an Employer, which either determines to be appropriate to correct any operational or form defect in the Plan and to thereby maintain the Plan’s qualified status or compliance with applicable law.

ARTICLE XII

CLAIMS AND APPEALS PROCEDURES

12.1	In General.

The claim and appeals procedures set forth in this Article are intended to meet the requirements of ERISA and the regulations thereunder. By virtue of such requirements, the procedure provided in this Article shall be the sole and exclusive procedure for claiming benefits or appealing any denial of a claim for benefits under the Plan, subject to Section 15.4. This procedure shall, in respect of all claims arising under the Plan other than with respect to the determination of whether a domestic relations order is qualified pursuant to Section 15.4, supersede and preempt any and all procedures for settlement of disputes or resolution of grievances under any other agreements or plans.

12.2	Claim

Benefits shall be claimed on an application made in accordance with procedures established and uniformly applied by the Plan Administrator or its delegate (an application made to the Recordkeeper shall not be considered a claim for purposes of this Article). The Plan Manager shall make all initial claim determinations as to the right of any Participant or Beneficiary to receive a benefit under the Plan and the amount of such benefit. The time, manner, and form of distribution of such benefit shall be governed by the terms of the Plan.

12.3	Denial

If a claim is wholly or partially denied, written notice of the decision shall be furnished by the Plan Manager to the Participant, Beneficiary, or authorized representative of either the Participant or Beneficiary (the “Claimant”) within ninety (90) days after receipt of the claim, or, if special circumstances require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim. If the initial response period is extended, the Plan Manager shall provide notice of the delay to the Claimant during the initial ninety (90)-day period, and such notice shall include the reason for the delay and the date by which a decision is expected to be rendered. Such notice shall include:

(a) the specific reason or reasons for the denial;

(b) reference to the specific Plan provisions upon which the denial is based;

(c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) an explanation of the Plan’s appeal procedure and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on appeal.

12.4	Appeal

If a claim is denied in whole or in part under Section 12.3, the Claimant shall have the right to request a full and fair review of the denial. Such request must be made in writing and must be delivered to the Retirement Committee within sixty (60) days of receipt of the written notice of claim denial. Such written request for review shall set forth the basis (whether legal or factual) upon which the review is requested, including, but not limited to, pertinent Plan provisions, prior decisions of the Retirement Committee and courts of competent jurisdiction, and/or statements of such facts or circumstances in the possession of the person requesting the review to which the Plan Manager may not have had access.

In such review, the Claimant or his duly authorized representative shall: (a) have the right to view any pertinent documents and submit any issues or comments in writing to the Retirement Committee, (b) have the right to submit documents, records, and other information relating to the claim for benefits and (c) be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits. In the sole discretion of the Retirement Committee, the Retirement Committee or its delegate may arrange to meet personally with the Claimant and/or the Claimant’s representative or have a written hearing for the purpose of understanding the claimant’s position and any related evidence which the Claimant wishes to offer.

12.5	Decision on Appeal

The Retirement Committee, within sixty (60) days after receipt of the request for review, or, in special circumstances such as where the Retirement Committee in its sole discretion finds there is a need to hold a hearing, within one hundred and twenty (120) days of receipt of the request for review (in which case notice of the delay will be given to the Claimant during the initial sixty (60)-day period), shall give written notice of its decision to the Claimant in writing. If the Retirement Committee determines that an extension of time is required to process the claim, the Retirement Committee shall furnish a written notice to the Claimant during the initial sixty day period, and such notice shall indicate the specific circumstances requiring an extension of time and the date by which a determination on review is expected to be rendered. Each denial notice (of an appeal) provided hereunder shall include:

(a) the specific reason or reasons for the denial;

(b) reference to the specific Plan provisions upon which the denial is based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(d) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

For purposes of this Article, information is considered “relevant” to the Claimant’s claim for benefits if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination, or (iii) demonstrates compliance with the Plan’s review procedures and that, if appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants.

All decisions made by the Retirement Committee on appeal hereunder shall be final and conclusive as to facts and interpretation of the terms of the Plan, its operations, and the benefits intended to be provided. If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitations specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1	Amending the Plan

The Sponsor reserves the right, by action of the Board, in its sole discretion and at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. No amendment, however, shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts, including the Prior Plan Contributions Account, of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts Prior Plan Contributions Account, of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective.

The Retirement Committee shall also have the right, with respect to amendments that do not materially increase the liability of the Sponsor or any Employer under the Plan, to amend in whole or in part any or all of the provisions of the Plan; provided, however, any such amendment is written, formally designated as an amendment to the Plan, is adopted by the unanimous consent of the members of the Retirement Committee, and is broadly applicable to Participants under the Plan. Notwithstanding the foregoing, the Retirement Committee shall have the right to amend the Plan to admit a new Participating Employer and such amendment shall not be considered as materially increasing the liability of the Sponsor or any Participating Employer under the Plan.

13.2	Terminating the Plan

(a) Right to Terminate the Plan. The Sponsor reserves the right, by action of the Board, in its sole discretion and at any time, to terminate the Plan in its entirety or to discontinue contributions under the Plan.

(b) Vesting Effect of Plan Termination. Upon termination or partial termination of the Plan, or complete discontinuance of contributions as to any class of Participants, the rights of Participants affected by such termination, partial termination or discontinuance, in Employer Contributions shall vest and become nonforfeitable.

(c) Distribution of Accounts Following Plan Termination. Subject to subsection (e) of this Section, in the event of the Plan’s termination, the total amount in each Participant’s Accounts shall be distributed to him or her if permitted by law or continued in trust for his or her benefit, as the Retirement Committee, or its delegate, shall direct.

(d) Allocation of Excess Assets Upon Termination. Subject to subsection (e) of this Section, if there are any assets in the Trust Fund upon a partial or complete termination which have not been allocated to any Participant, the portion of such assets remaining after the payment of taxes and administration expenses shall be allocated, to the extent permitted by any applicable law, to each Participant in the same proportion as the balance in his or her Account (except for any amount in a rollover account) bears to the aggregate balance of all of the Participants’ Accounts under the Plan (except for any amounts in rollover accounts). Any amounts which cannot be allocated because of any applicable limitations shall be returned to the Employer in accordance with applicable law.

(e) No Distribution if Another Defined Contribution Plan. Notwithstanding anything in this Section to the contrary, the Account balances of Participants shall not be distributed solely on account of a partial or complete termination if the Sponsor or any Affiliated Employer establishes or maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

13.3	Merger, Consolidation, or Transfer

The Sponsor may, by action of the Board and in its sole discretion, merge this Plan into another qualified plan, subject to any applicable legal requirements. The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. Subject to the same conditions applicable to amending the Plan under Section 13.1, the Retirement Committee may act on the Sponsor’s behalf under this Section.

ARTICLE XIV

TOP-HEAVY

14.1	Effect of a Determination of Top-Heaviness

For any Plan Year in which the Plan is a Top Heavy Plan, the provisions of this Article shall apply and shall supersede any conflicting provisions of the Plan.

(a) Minimum Contribution. A minimum contribution shall be provided to the Account of each Non-Key Employee who has not separated from service by the end of the Plan Year in which the Plan is a Top Heavy Plan and who has not received the minimum Top Heavy benefit under any defined benefit plan of the Employer or an Affiliated Employer. The amount of the minimum contribution shall be equal to the lesser of:

(1) three percent (3%) of such Participant’s compensation (as defined in Code Section 415) (Matching Contributions and Catch-Up Matching Contributions allocated to such Participant shall be taken into account for purposes of this three percent (3%) minimum contribution requirement in accordance with Code Section 416(c)(2)(A)); or

(2) the highest percentage of compensation at which contributions were made for the Plan Year to a Participant who is a Key Employee for such Plan Year. For purposes of this paragraph, both 401(k) Contributions and Matching Contributions, including Catch-Up Matching Contributions, made on behalf of Key Employees shall be taken into account.

14.2	Definitions

The definitions under this Section shall apply only for purposes of this Article.

(a) Top Heavy Plan. The Plan is a Top Heavy Plan if, as of the Determination Date: (1) the Plan is not included in a Required Aggregation Group, and the aggregate of the Accrued Benefits of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of such Accrued Benefits of all employees under the Plan or (2) the Plan must be included in a Required Aggregation Group, and such group is a Top Heavy Group; provided, however, that a Plan is not a Top Heavy Plan as of the Determination Date if it is included in a Permissive Aggregation Group which is not a Top Heavy Group.

(b) Top Heavy Group. An Aggregation Group is a Top Heavy Group if the sum (as of the Determination Date) of the present value of cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accrued benefits of Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all employees under such plans.

(c) “Key Employee” shall mean each Employee or former Employee who is, at any time during the Plan Year ending on the “Determination Date” any one (1) or more of the following:

(1) An officer of the Employer or of an Affiliated Employer who has annual compensation for such Plan Year greater than $130,000 (as adjusted under IRC § 416(i)(1) for Plan Years);

(2) Any person owning (or considered as owning within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)) more than five percent (5%) of the outstanding stock of the Employer or of an Affiliated Employer (or stock having more than five percent (5%) of the total combined voting power of all stock of the Employer or of an Affiliated Employer) (a “5 Percent Owner”); or

(3) Any person who has annual compensation from the Controlled Group of more than one hundred fifty thousand dollars ($150,000) and would be described in paragraph (2) above, if “one percent (1%)” were substituted for “five percent (5%)”.

For purposes of this definition, “compensation” shall have the meaning which is set forth in Code Section 414(q)(4). For purposes of determining whether a person is an officer in paragraph (1) above, in no event will more than fifty (50) employees or, if the Employer and all Affiliated Employers have fewer than five hundred (500) employees, the greater of three (3) or ten percent (10%) of all employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as Key Employees solely by reason of their titles as officers.

(d) “Non-Key Employee” shall mean any employee who is not a Key Employee. The Beneficiary of any deceased Key Employee or Non-Key Employee shall be considered a Key Employee or a Non-Key Employee, respectively, for the same period as the deceased Key Employee or Non-Key Employee would have been so considered. If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any account balance or accrued benefit of such individual shall not be taken into account.

(e) “Determination Date” for each plan shall mean the last day of the immediately preceding plan year.

(f) “Aggregation Group” shall mean a group of plans (including this Plan, if applicable) maintained by the Employer or an Affiliated Employer. Such group of plans shall be either a Required Aggregation Group or a Permissive Aggregation Group, which are defined, respectively, as follows:

(1) a “Required Aggregation Group” includes each plan of the Employer and an Affiliated Employer in which a Key Employee is a member, or which is combined with such a plan in order to meet the coverage and non-discrimination requirements of Code Sections 410 or 401(a)(4); or

(2) a “Permissive Aggregation Group” shall include plans comprising the Required Aggregation Group plus any other plans of the Employer or an Affiliated Employer selected to be included in the Permissive Aggregation Group, provided that all such plans when aggregated continue to satisfy the requirements of Code Sections 410 and 401(a)(4).

14.3	Special Rules

For purposes of this Article only, the following special rules shall apply:

(a) For purposes of determining the present value of the accrued benefit or account balance of any employee for purposes of this Article, the present value shall be increased by any distributions made to the employee during the one (1)-year period ending on the Determination Date (a “five (5)-year period” shall apply, rather than the one (1)-year period, for distributions made for reasons other than separation from service, death, and disability). This rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group.

(b) In the case of any plan, the accrued benefit and/or the account balance of any individual under the plan shall not be taken into account if such individual has not performed any services for the Employer or an Affiliated Employer at any time during the one (1)-year period ending on the Determination Date.

(c) Rollover contributions initiated by an employee shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such employee is a Top Heavy Group).

(d) If this Plan is a Top Heavy Plan in any Plan Year, and if a Non-Key Employee participates in a defined benefit plan of the Employer or an Affiliated Employer which is also a Top Heavy Plan in the same Plan Year, the Non-Key Employee shall not receive the minimum benefit under Section 13.1(a), but shall instead receive the minimum Top Heavy benefit under the defined benefit plan.

ARTICLE XV

MISCELLANEOUS

15.1	Benefits Payable from the Trust Fund

The Trust fund shall be the sole source of benefits under the Plan, and each Participant and Beneficiary or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look only to the Trust fund for payment of benefits. Except as otherwise may be provided by ERISA or other applicable law, the Sponsor or any Employer shall have no liability to make or continue from its own funds the payment of any benefit under the Plan.

15.2	Elections

Elections hereunder shall be made in the manner prescribed by the Plan Administrator or its delegate, within the limits set forth hereunder with respect to each such election, or, if no time limit is set forth, such limit as may be established and uniformly applied by the Plan Administrator or its delegate.

15.3	No Right to Continued Employment

Neither the establishment of the Plan, the payment of any benefits hereunder, nor any action of Employer, the Board, the Plan Administrator, the Retirement Committee, the Plan Manager, their delegates, or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of any Employer. The Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person (whether or not in the employ of the Employer), nor shall anything contained in the Plan be deemed to give any Employee or other person (whether or not in the employ of the Employer) any right to interfere with the right of the Employer to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant of the Plan.

15.4	Inalienability of Benefits and Interest; Qualified Domestic Relations Orders

(a) Except as set forth in Section 8.4 and in subsections (b) and (c) below, or as provided in Code Section 401(a)(13) and the regulations thereunder, no benefit payable under the Plan or interest in the Trust fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, encumbrance, or charge, whether voluntary or involuntary, and any such attempted action shall be void, and no such benefit or interest shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If any Participant or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit payable under the Plan or interest in the Trust fund, voluntarily or involuntarily, then to the extent permitted by law, the Plan Administrator in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant, or his Beneficiary, his spouse, his children, his blood relatives, or his other dependents, or any of them, in such manner and in such proportions as the Plan Administrator may consider proper and such application shall be a complete discharge of all liability with respect to such benefit payment.

(b) Notwithstanding any other provisions of the Plan, payment of benefits hereunder shall be made in such a way as to comply with and be in accordance with the applicable requirements of any “qualified domestic relations order” within the meaning of ERISA Section 206(d) and Code Section 414(p), and such payment shall be a complete discharge of liability with respect thereto. The Plan Administrator shall follow the procedures set forth in such Sections for purposes of determining the qualified status of any domestic relations order and will establish such practices, procedures, and rules as it deems administratively necessary to comply with the order and such Sections.

Payment of all or a portion of a Participant’s benefit to an alternate payee (within the meaning of ERISA Section 206(d) and Code Section 414(p)) under a qualified domestic relations order may begin at any time specified under the qualified domestic relations order, even if such date is earlier than the “earliest retirement age” (within the meaning of such ERISA and Code Sections).

(c) Notwithstanding any other provisions of the Plan, to the extent permitted under the provisions of Code Sections 401(a)(13)(C) and (D), or under other applicable law, and to the extent the loss is not otherwise covered by bonding, insurance or indemnity, a Participant or Beneficiary may have his Plan benefits reduced by the amount of the loss to the Plan caused by his breach of fiduciary duty owed to the Plan or commission of a criminal act against the Plan.

15.5	Exclusive Benefit

The Trust fund shall be held for the exclusive benefit of Participants and Beneficiaries, as applicable, and for defraying the reasonable expenses of administering the Plan and as otherwise provided in the Plan. Notwithstanding the foregoing, nothing herein contained shall be construed to prohibit the return to the Employer of contributions which are:

(a) made by the Employer by reason of a mistake of fact, if such return is made to the Employer within one (1) year after payment of such contributions; or

(b) conditioned pursuant to Section 4.4 upon the deductibility of the contributions under Code Section 404 to the extent such deduction is determined to be disallowed, if such return is made within one (1) year of such determination of disallowance.

Earnings attributable to the excess contribution cannot be returned to the Employer, but losses attributable thereto must reduce the amount returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of any Participant’s Account to be reduced to less than the Account balance which would have existed had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

15.6	Address of Record

Each individual or entity with an actual or potential interest in the Plan shall file and maintain a current address of record with the Plan Administrator. Communications mailed by the Employer, the Trustee, the Plan Manager, the Retirement Committee, or the Plan Administrator to such address of record fulfills all obligations to provide required information to Participants, including former Employees and Beneficiaries, in regard to the Plan. If no address of record is filed with the Plan Administrator, it may be presumed that the address used to forward statements of the Participants’ Accounts is the address of record.

15.7	Payments To Minors

If the Beneficiary is a minor, or if the Plan Administrator believes the Beneficiary to be legally incompetent to receive a benefit, the Plan Administrator may direct that the payment be made instead to anyone who has authority over the affairs of the Beneficiary, such as a parent, guardian, or other relative. Payment made in this manner will entirely satisfy the obligation of the Plan to pay the money, and the Plan Administrator will have no responsibility to see what happens to the money after it is paid.

15.8	Headings

Headings of Articles and Sections of the Plan are inserted for convenience of reference only. They constitute no part of the Plan and shall not be considered in the construction of the Plan.

15.9	Use of Masculine/Feminine; Singular/Plural

For purposes of the Plan, wherever necessary for a fair and reasonable understanding, (a) words or phrases used herein in the masculine shall be construed to include the feminine or neuter, and vice versa, and (b) words or phrases used in the singular shall be construed to include the plural, and vice versa.

15.10	Payment of Expenses

(a) Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the Investment Fund or Investment Funds with respect to which the transaction took place.

(b) The payment of administrative expenses other than those charged to the Trust Fund under subsection (a) above shall be governed by the provisions of Article X.

15.11	Tax Status of the Plan

The Sponsor intends for the Plan (including the Trust Agreement forming a part thereof) to be a qualified profit sharing plan under Code Section 401(a) with a stock bonus feature and containing a cash or deferred arrangement under Code Section 401(k), and for the Trust Fund to be a qualified trust which is exempt from taxation under Code Section 501(a) or any similar provisions of subsequent revenue laws.

15.12	Law Governing the Plan

The Plan, the Trust Agreement, and all amendments thereto shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, and according to the laws of the commonwealth of Pennsylvania (including its statute of limitations provisions, but excluding its choice of law provisions) to the extent not preempted by applicable federal law.

All actions brought under the Plan, whether by a Participant, Beneficiary, or other individual or person, or an action which involves a determination to be made on or under the Plan, shall be brought in the U.S. District Court of Western Pennsylvania.

15.13	Unclaimed Payments

If any payment which is otherwise due and payable under the Plan cannot be paid due to the inability of the Plan Administrator or its delegate to ascertain the whereabouts of the person to whom such payment is to be made, and if any such payment remains unpaid for more than two (2) years, the Plan Administrator or its delegate shall send notice to such person at his last known address as shown on the Plan Administrator’s records. Any unpaid amounts remaining at the termination of the Plan shall be forfeited or, if required, held for the benefit of such person in accordance with applicable law. If such amount shall remain unclaimed at the time the Plan is finally terminated and the Trust liquidated, the unclaimed amount shall then escheat to the Commonwealth of Pennsylvania, or shall be subject to such other distribution as may be required or permitted by law

15.14	Statute of Limitations

All claims not submitted under the Plan’s claims and appeals procedures within the earlier of three (3) years from the date on which the Participant knew or should have known that he or she had a claim for benefits under the terms of the Plan, or any other claim related to or arising out of the Plan’s existence, shall be forever waived by such Participant, Beneficiary, or other individual or person. Such waiver shall further act as a complete bar to any, and all, claims and lawsuits such Participant, Beneficiary, or other individual or person might have against the Plan, the Plan Administrator, the Plan Manager, the Employer, the Sponsor, the officers and directors of any, and all other representatives, agents, and delegates.

15.15	Personal Right

Entitlement to receive a benefit under the Plan is a personal right of the person so entitled. No other person shall inure to any right therein except as provided in the Plan.

15.16	Determination of Payee

To the extent not disputed under the Plan’s claim and appeal procedure described in Article XII, the determination of the Plan Administrator as to the identity of the proper payee of any benefit under the Plan and the amount, form, and time of payment shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

15.17	Incorporation of Documents

In pursuance of the intent that the Plan and the trust created under the Trust Agreement be and remain qualified under Code Sections 401(a) and 501(a), the Trust Agreement and all other documents to which reference is necessary for qualification shall be considered multiple components of a single program.

15.18	Invalid Provisions

In case any provisions of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts, but this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted.

15.19	Rights of Reemployed Veterans

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during military service as permitted under Code Section 414(u) and Section 8.5.

15.20	Use of Electronic Media; Adjustment of Certain Time Periods

Notwithstanding any provision of the Plan or applicable law which requires notices, consents, elections, or other actions under the Plan to be effectuated through a writing, such notices, consents, elections, or other actions may be effectuated through the use of electronic media, if so provided in procedures established by the Plan Administrator consistent with Department of Labor or Internal Revenue Service pronouncements or other applicable law. Moreover, any time periods set forth herein for providing notices, making elections, granting consents, or taking other actions which are based upon time limits established under applicable law shall be deemed to be automatically amended, without the necessity of a formal amendment, to reflect any subsequent modification of those deadlines through Department of Labor or Internal Revenue Service pronouncements or other changes in applicable law

IN WITNESS WHEREOF, EM LLC has caused this amended and restated Plan to be executed this 22 day of December, 2006.

EDUCATION MANAGEMENT LLC

By:	/s/ J. Devitt Kramer

Title:	Senior Vice President and General Counsel